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                                                                      EXHIBIT 99




                           GREAT NORTHERN PAPER, INC.

                           HOURLY 401(K) SAVINGS PLAN

                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)












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                                TABLE OF CONTENTS
                                                                            PAGE

SECTION 1 - DEFINITIONS...................................................... 1

         1.1      Accounts................................................... 1
         1.2      ACP Test................................................... 1
         1.3      ADP Test................................................... 3
         1.4      Affiliate.................................................. 5
         1.5      After-Tax Contribution..................................... 5
         1.6      After-Tax Employee Account................................. 5
         1.7      Before-Tax Contributions................................... 5
         1.8      Before-Tax Matched Account................................. 5
         1.9      Before-Tax Unmatched Account............................... 5
         1.10     Beneficiary................................................ 6
         1.11     Board...................................................... 6
         1.12     Break in Service........................................... 6
         1.13     Code....................................................... 6
         1.14     Compensation............................................... 6
         1.15     Election Form.............................................. 7
         1.16     Elective Contributions..................................... 7
         1.17     Elective Deferrals......................................... 7
         1.18     Eligible Employee.......................................... 7
         1.19     Employee................................................... 8
         1.20     Employee Contributions..................................... 8
         1.21     Employer................................................... 8
         1.22     ERISA...................................................... 8
         1.23     Excess Aggregate Contributions............................. 8
         1.24     Excess Contributions ...................................... 9
         1.25     Excess Deferral ........................................... 9
         1.26     Gainsharing Contribution................................... 9
         1.27     GNP........................................................ 9
         1.28     GNP Matching Account...................................... 10
         1.29     GNP Matching Contributions................................ 10
         1.30     Highly Compensated Eligible Employee...................... 10
         1.31     Hour of Service........................................... 10
         1.32     Investment Fund........................................... 10
         1.33     Leave of Absence.......................................... 10
         1.34     Lower Paid Eligible Employee.............................. 10
         1.35     Matching Contributions.................................... 11
         1.36     Military Leave of Absence................................. 11
         1.37     Nonelective Contributions................................. 11
         1.38     Participant............................................... 12
         1.39     Plan...................................................... 12
         1.40     Plan Administrator........................................ 12
         1.41     Plan Sponsor.............................................. 12




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         1.42     Plan Year................................................. 12
         1.43     Qualified Matching Contributions.......................... 12
         1.44     Qualified Nonelective Contributions....................... 12
         1.45     Service................................................... 13
         1.46     Severance Date............................................ 13
         1.47     Trust Agreement........................................... 13
         1.48     Trust Fund................................................ 13
         1.49     Trustee................................................... 13
         1.50     USERRA.................................................... 13
         1.51     Valuation Date............................................ 13

SECTION 2 - PARTICIPATION REQUIREMENTS...................................... 13

         2.1      Election to Make Contributions............................ 13
         2.2      Calculation of Service.................................... 14
         2.3      Information............................................... 17
         2.4      Not A Contract of Employment.............................. 17

SECTION 3 - CONTRIBUTIONS................................................... 17

         3.1      Before-Tax Contributions.................................. 17
         3.2      GNP Matching Contributions................................ 20
         3.3      After-Tax Contributions................................... 21
         3.4      Election Rules............................................ 22
         3.5      Section 415 Limitations................................... 23
         3.6      Annual Limitation of Before-Tax Contributions............. 25
         3.7      Combined Plans Limitation................................. 25
         3.8      Excess Contributions and Aggregate Contributions.......... 26
         3.9      Missed Deductions......................................... 26
         3.10     Plan to Plan Transfer..................................... 27
         3.11     Rollover Contributions.................................... 27
         3.12     Contributions Upon Return From Military Leave............. 28

SECTION 4 - INVESTMENT AND ALLOCATION
            OF NET INVESTMENT RETURN........................................ 29

         4.1      Investment Funds.......................................... 29
         4.2      Elections................................................. 30
         4.3      Allocation of Investment Gains and Losses................. 30

SECTION 5 - DISTRIBUTIONS AND WITHDRAWALS................................... 31

         5.1      Distribution Events....................................... 31
         5.2      Hardship Withdrawals...................................... 31



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         5.3      In-Service Distributions.................................. 33
         5.4      Withdrawal of Plan to Plan Transfer Account............... 33
         5.5      Withdrawal as Eligible Rollover Distribution.............. 33
         5.6      Loans..................................................... 33
         5.7      Form and Timing of Distributions.......................... 35
         5.8      Direct Rollover........................................... 38

SECTION 6 - FIDUCIARIES..................................................... 39

SECTION 7 - PLAN ADMINISTRATION............................................. 40

         7.1      Administration by Fiduciaries............................. 40
         7.2      Responsibilities of the Plan Sponsor...................... 40
         7.3      Responsibilities of the Trustee........................... 41
         7.4      Responsibilities of the Plan Administrator................ 41
         7.5      Delegation of Duties...................................... 42
         7.6      Committee Action.........................................  42
         7.7      Individual Indemnification................................ 43
         7.8      Expenses.................................................. 43

SECTION 8 - FUNDING MEDIUM.................................................. 43

SECTION 9 - AMENDMENT AND TERMINATION....................................... 44

         9.1      Amendment................................................. 44
         9.2      Merger, Consolidation or Transfer of Assets............... 44
         9.3      Termination .............................................. 44
         9.4      Withdrawal of an Employer................................. 44
         9.5      Procedure................................................. 45

SECTION 10 - MISCELLANEOUS.................................................. 45

         10.1     Construction.............................................. 45
         10.2     Spendthrift Clause........................................ 45
         10.3     Legally Incompetent....................................... 45
         10.4     Benefits Supported Only By Trust Fund..................... 45
         10.5     Statutory Compliance...................................... 45
         10.6     Discrimination............................................ 46
         10.7     Payment in Full Satisfaction of Claims.................... 46
         10.8     Nonreversion.............................................. 46
         10.9     Agent for Service of Process.............................. 47
         10.10    Qualified Domestic Relations Orders....................... 47
         10.11    Defined Terms............................................. 47



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SECTION 11 - TRANSFER OF ASSETS FROM AND ASSUMPTION
             OF CERTAIN LIABILITIES OF THE GEORGIA-PACIFIC
             CORPORATION HOURLY 401(K) PLAN................................. 48

         11.1     Asset Transfer............................................ 48
         11.2     Vesting................................................... 48
         11.3     Eligibility to Participate................................ 48

SECTION 12 - CLAIMS PROCEDURE............................................... 48

         12.1     Submission of Claims...................................... 48
         12.2     Written Notice of Denied Claim............................ 49
         12.3     Review of Decision Denying Claim.......................... 49
         12.4     Hearing................................................... 49
         12.5     Written Decision of Committee............................. 49

SECTION 13 - TOP HEAVY PROVISIONS........................................... 49

         13.1     Overriding Provision...................................... 49
         13.2     Definitions............................................... 50
         13.3     Minimum Contribution...................................... 52

SECTION 14 - EXERCISE OF SHAREHOLDERS' RIGHTS............................... 52

         14.1     Voting Rights............................................. 52
         14.2     Rights Other Than Voting Rights........................... 53

EXHIBIT A


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                           GREAT NORTHERN PAPER, INC.
                               HOURLY 401(K) PLAN
                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)


     GREAT NORTHERN PAPER, INC., a corporation organized and existing under the laws of the State of Delaware, on its behalf and on behalf of each other Employer, hereby amends and restates the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (originally effective January 1, 1992) in the form of this restated Plan (which is to be sponsored and administered by its parent corporation, Bowater Incorporated) effective January 1, 1997 (the "Effective Date"). This Plan is established for the benefit of Eligible Employees who worked for, or who continued to work for, an Employer on or after January 1, 1997. The rights to benefits of Eligible Employees who terminated employment with the Employer before January 1, 1997 shall be determined in accordance with the Plan document then in effect.


                                    SECTION 1
                                   DEFINITIONS

     The following words and phrases as used herein shall, for the purposes of the Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context. Whenever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

     1.1 ACCOUNTS. Account means the Account established by, or at the direction of, the Employer to show as of any Valuation Date the contributions made by, or on behalf of, a Participant in this Plan, plus the investment gains and less the investment losses on such contributions. An Account shall cease to exist when exhausted through distributions made in accordance with this Plan.

     1.2 ACP TEST.

     (a) ACP Test means the actual contribution percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the GNP Matching Contributions and After-Tax Contributions for such Plan Year can be made, and such test shall be satisfied only if the Actual Contribution Percentage (as defined in paragraph (b)) for all Highly Compensated Eligible Employees for the Plan Year does not exceed the greater of:

         (i) 125% of the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year, or

         (ii) The lesser of (A) two times the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year or
              (B) the Actual Contribution Percentage for all Lower Paid Eligible Employees for the preceding Plan Year plus two percentage points.


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     The Actual Contribution Percentage for Lower Paid Eligible Employees shall be determined on the basis of the preceding Plan Year, unless the Plan Sponsor elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

     (b) The term "Actual Contribution Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ("Actual Contribution Ratios"), calculated separately for each Eligible Employee in each such group, of (i) the sum of the GNP Matching Contributions, After-Tax Contributions and Employer contributions to permit investment in common stock of the Plan Sponsor under
Section 4.1(a) made on his behalf to (ii) his "compensation" (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year.

     (c) For purposes of applying the ACP Test, all Employee and Matching Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(m), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

     (d) For purposes of the ACP Test only, the Employer may, to the extent permitted under Code Section 401(m)(3), elect to treat Before-Tax Contributions for a given Plan Year as GNP Matching Contributions, provided that such Before-Tax Contributions are not disregarded for purposes of the ADP Test to the extent required by Code Section 401(m)(3).

     (e) In any Plan Year in which the "two times, but not more than two percentage points" alternative (described in paragraph (a)(ii) of both Section
1.2 and Section 1.3) must be utilized to pass both the ACP Test and the ADP Test (the "Multiple Use Test"), the sum of the Actual Contribution Percentage ("ACP") and the Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees shall not exceed the greater of:

         (i)   (A)  1.25 times the greater of the ACP or ADP for Lower Paid
                    Eligible Employees, plus

               (B) Two percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

         (ii)  (A)  1.25 times the lesser of the ACP or ADP for Lower Paid
                    Eligible Employees, plus

               (B) Two percent plus the greater of (but not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or



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         (iii)   the maximum permitted by the Multiple Use Test set forth in
                 Final Treasury Regulation Section 1.401(m)-2(b) (as amended).

     (f) If this Multiple Use Test Limit is exceeded, the Employer will reduce the actual deferral percentage of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation Section 1.401(k)-1(f)(2) as provided in Treasury Regulation Section 1.401(m)- 2(c)(3).

     1.3 ADP TEST.

     (a) ADP Test means the actual deferral percentage test which the Plan Administrator shall perform as of the last day of each Plan Year to determine the extent to which the Before-Tax Contributions each Highly Compensated Eligible Employee elects for the Plan Year can be made, and such test shall be satisfied only if the Actual Deferral Percentage (as defined in paragraph (b)) for all Highly Compensated Eligible Employees for the Plan Year does not exceed the greater of:

          (i) 125% of the Actual Deferral Percentage for all Lower Paid Eligible Employees for the preceding Plan Year, or

          (ii) The lesser of (A) two times the Actual Deferral Percentage for all Lower Paid Eligible Employees for the preceding Plan Year or (B) the Actual Deferral Percentage for all Lower Paid Eligible Employees for the preceding Plan Year plus two percentage points.

     The Actual Deferral Percentage for Lower Paid Eligible Employees shall be determined on the basis of the preceding Plan Year, unless the Plan Sponsor elects to make such determinations on the basis of the current Plan Year. Any such election shall be irrevocable with respect to all Plan Years, except as otherwise permitted by the Secretary of the Treasury by issued determination, ruling or regulation.

     (b) The term "Actual Deferral Percentage" means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios ("Actual Deferral Ratios"), calculated separately for each Eligible Employee in each such group, of (i) the amount of his Before-Tax Contributions to be credited for such Plan Year to his Before-Tax Employee Account to (ii) his "compensation" (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year.

     (c) The Employer may elect to take into account in computing the Actual Deferral Percentage for all Employees Qualified Matching Contributions and Qualified Nonelective Contributions, if the requirements of section 1.401(k)-1(b)(5) of the Treasury Regulations under the Code are satisfied.




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     (d) If Elective Deferrals are taken into account for purposes of the Actual
Contribution Percentage Test of paragraph (a) of Section 1.2 for any Plan Year, such contributions shall not be taken into account under subparagraph (a) of this definition of Actual Deferral Percentage for such year.

     (e) For purposes of applying the provisions of this paragraph, all Elective Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan. If two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

     (f) Excess Contributions must be corrected within two and one-half (2-1/2) months after the close of the Plan Year for which they were made.

     (g) In any Plan Year in which the "two times, but not more than two percentage points" alternative (described in paragraph (a)(2) of both Section
1.2 and Section 1.3) must be utilized to pass both the ACP Test and the ADP Test (the "Multiple Use Test") the sum of the Actual Contribution Percentage ("ACP") and the Actual Deferral Percentage ("ADP") for Highly Compensated Eligible Employees shall not exceed the greatest of:

         (i)   (A)  1.25 times the greater of the ACP or ADP for Lower Paid
                    Eligible Employees, plus

               (B) Two percent plus (but not more than two times) the lesser of the ACP or ADP for Lower Paid Eligible Employees;

         (ii)  (A)  1.25 times the lesser of the ACP or ADP for Lower Paid
                    Eligible Employees, plus

               (B) Two percent plus the greater of (but not more than two times the lesser of) the ACP or ADP for Lower Paid Eligible Employees; or

         (iii) the maximum permitted by the Multiple Use Test set forth in Final Treasury Regulation Section 1.401(m)-2(b) (as amended).

     (h) If this Multiple Use Test Limit is exceeded, the Employer will reduce the actual deferral percentage of the Highly Compensated Eligible Employees in the manner described in Treasury Regulation Section 1.401(k)-1(f)(2) as provided in Treasury Regulation Section 1.401(m)- 2(c)(3).




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

     1.4 AFFILIATE. Affiliate means:

         (i) any parent, subsidiary or brother-sister corporation that is a member of a controlled group of corporations (as defined in Code Section 1563(a), disregarding Sections 1563(a)(4) and 1563(e)(3)) of which the Plan Sponsor is a member;

         (ii) any trade or business, whether or not incorporated, which is considered to be under common control with the Plan Sponsor under regulations prescribed by the Secretary of the Treasury pursuant to Code Section 414(c); and

         (iii) any person or organization that is a member of an affiliated service group (as defined in Code Section 414(m)) with the Plan Sponsor;

provided, solely for purposes of Section 3.5, the phrase "more than fifty percent (50%)" shall be substituted for "at least eighty percent (80%)" each place that "at least eighty percent (80%)" appears in Code Section 1563(a)(1).

     1.5 AFTER-TAX CONTRIBUTION. After-Tax Contribution means that part of a Participant's Compensation that a Participant (other than a terminated Participant or an Employee who is a Participant solely due to having made a Rollover Contribution under Section 3.11) may elect to contribute to the Plan under Section 3.3, and which is includable in the Participant's gross income.

     1.6 AFTER-TAX EMPLOYEE ACCOUNT. After-Tax Employee Account means the sub-Account in which there are accumulated the contributions described in Section 3.3.

     1.7 BEFORE-TAX CONTRIBUTIONS. Before-Tax Contributions mean that part of Participant's Compensation which the Employer contributes to this Plan on his behalf under Section 3.1 (to the extent such contributions are credited to his Before-Tax Matched Account or Before-Tax Unmatched Account) and which his Employer is not required to report as his taxable income to the Internal Revenue Service on its Form W-2 or any successor or substitute form solely by reason of the application of Code Section 401(k).

     1.8 BEFORE-TAX MATCHED ACCOUNT. Before-Tax Matched Account means the sub-Account to which contributions with respect to a particular Employee under Sections 3.1(a) and 3.1(d) are credited.

     1.9 BEFORE-TAX UNMATCHED ACCOUNT. Before-Tax Unmatched Account means the sub-Account to which contributions with respect to a particular Employee under Sections 3.1(b) and (c) are credited.



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     1.10 BENEFICIARY.

     (a) The person, estate or trust last designated by a Participant, by written notice filed with the Plan Administrator, to receive any benefits payable in the event of his death. In the absence of an effective designation, or if no Beneficiary so designated survives the Participant, the Beneficiary shall be the first of the following classes of successive preference beneficiaries then surviving (in equal shares, where more than one): the Participant's (i) widow or widower; (ii) children; (iii) parents; (iv) brothers and sisters; (v) executor or administrator.

     (b) Notwithstanding paragraph (a), if a Participant is married on the date of his death, his Beneficiary shall be his surviving spouse unless (i) the Participant has designated a Beneficiary other than his spouse, and (ii) the Participant's spouse has consented in writing to such other Beneficiary designation and the spouse's consent acknowledges the effect of such election and is witnessed by a representative of the Plan Administrator or a notary public, or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or because the spouse cannot be located.

     1.11 BOARD. Board means the Board of Directors of the Plan Sponsor.

     1.12 BREAK IN SERVICE. Break in Service means a period of absence from employment as described in Section 2.2.

     1.13 CODE. Code means the Internal Revenue Code of 1986, as amended, and any rulings and regulations issued thereunder.

     1.14 COMPENSATION.

     (a) Compensation means the total compensation paid by the Employer to the Employee that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), adjusted as follows:

         (i) The amount described above shall be increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k); and

         (ii) The amount described above shall be reduced by reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, welfare benefits and stock and stock-related compensation.

     (b) Compensation shall also include periodic severance pay that an Employee is entitled to receive following his or her termination of employment, as well as any lump sum severance pay or vacation pay that an Employee may be entitled upon his or her termination of employment.




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     (c) Notwithstanding the foregoing, Compensation taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code.

     1.15 ELECTION FORM. Election Form means a form provided by the Plan Administrator for making the elections and designations called for under this Plan. No such form shall be effective unless properly completed and timely delivered in accordance with such rules as the Plan Administrator shall adopt from time to time.

     1.16 ELECTIVE CONTRIBUTIONS. Elective Contributions are Employer Contributions made to a plan that were subject to a cash or deferred election under a cash or deferred arrangement (whether or not a qualified cash or deferred arrangement). No amount that has become currently available to an Employee or that is designated or treated, at the time of deferral or contribution, as an after-tax Employee Contribution may be treated as an Elective Contribution.

     1.17 ELECTIVE DEFERRALS. Elective Deferral means, with respect to any taxable year, the sum of:

          (i) any Employer contribution under a qualified cash or deferred arrangement (as defined in Code Section 401(k) to the extent not includible in a Participant's gross income for the taxable year under Code Section 402(e)(3) (determined without regard to the limits in Code Section 402(g)), and

          (ii) any Employer contribution to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to the limits in Code Section 402(g)), and

          (iii) any Employer contribution to purchase an annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)); unless such contribution is made pursuant to a one-time irrevocable election made by the Employee at the time of initial eligibility to participate in the agreement or is made pursuant to a similar arrangement involving a one-time irrevocable election specified in the Treasury Regulations under the Code, and

          (iv) any Employee Contribution designated as deductible under a trust described in Code Section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code Section 501(c)(18) (determined without regard to the limits in Code Section 402(g)).

     1.18 ELIGIBLE EMPLOYEE. Eligible Employee means for each Plan Year (i) each active Employee of an Employer whose terms and conditions of employment are governed by a


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

collective bargaining agreement with the Employer which is identified in Exhibit A and provides for participation in this Plan, and (ii) each active Employee of GNP who is paid on an hourly basis, but whose terms and conditions of employment are not governed by a collective bargaining agreement with the Employer.

     1.19 EMPLOYEE. Employee means for each Plan Year each person who is employed in connection with the Employer's business operations in the State of Maine and who is either (i) an employee under common law of the Employer or one or more Affiliates or (ii) treated as an employee of the Employer or one more Affiliates by reason of the "leased employee" rules set forth in Code Section 414(n).

     1.20 EMPLOYEE CONTRIBUTIONS. Employee Contribution means any mandatory or voluntary contribution to the Plan that is treated at the time of contribution as an after-tax Employee Contribution and is allocated to a separate account to which attributable earnings and losses are allocated.

     1.21 EMPLOYER. Employer means GNP, the Wood Products Division of the Plan Sponsor and each Affiliate which the Plan Sponsor designates in writing as such from time to time and which adopts the Plan.

     1.22 ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any rulings and regulations issued thereunder.

     1.23 EXCESS AGGREGATE CONTRIBUTIONS.

     (a) Excess Aggregate Contribution means, with respect to any Plan Year, the excess of:

         (i) the aggregate amount of the Matching Contributions and Employee Contributions (and including any Qualified Nonelective Contribution or Elective Deferral taken into account in computing the Actual Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions under section 1.3(d)) actually made on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (ii) the maximum amount of such contributions permitted under the limitations of Section 1.2(a) (determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of their Actual Contribution Ratios (which ratios are described in Section 1.2 beginning with the highest of such percentages, as described below).

     (b) The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee under a plan subject to the requirements of section 401(m) will be determined in the following manner. First, the Actual Contribution Ratio ("ACR") of the Highly Compensated Eligible Employee with the highest ACR is reduced to the extent necessary to satisfy the



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

contribution percentage test or cause such ratio to equal the ACR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is repeated until the contribution percentage test is satisfied. The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee is then equal to the total of employee, matching and other contributions taken into account for the contribution percentage test minus the product of the employee's contribution ratio as determined above and the employee's Compensation.

     1.24 EXCESS CONTRIBUTIONS.

     (a) Excess Contribution means, with respect to any Plan Year, the excess of:

         (i) the aggregate amount of Elective Contributions (including Qualified Nonelective Contributions and Qualified Matching Contributions that are treated as Elective Contributions) actually paid over to the trust on behalf of Highly Compensated Eligible Employees for such Plan Year, over

         (ii) the maximum amount of such contributions permitted under the limitations of Section 1.3(a) (determined by reducing contributions made on behalf of Highly Compensated Eligible Employees in order of the Actual Deferral Ratios beginning with the highest of such percentages, as described below).

     (b) The amount of Excess Contributions for a Highly Compensated Eligible Employee will be determined in the following manner. First, the ADR of the Highly Compensated Eligible Employee with the highest ADR is reduced to the extent necessary to satisfy the Actual Deferral Percentage test or cause such ratio to equal the ADR of the Highly Compensated Eligible Employee with the next highest ratio. Second, this process is repeated until the Actual Deferral Percentage test is satisfied. The amount of Excess Contributions for a Highly Compensated Eligible Employee is then equal to the total of elective and other contributions taken into account for the Actual Deferral Percentage test minus the product of the employee's reduced deferral ratio as determined above and the employee's Compensation.

     1.25 EXCESS DEFERRAL. Excess Deferral means the Elective Deferrals of any individual for any taxable year to the extent the amount of such deferrals for the taxable year exceeds the limit in Section 3.6, but excluding amounts described in Section 1105(c)(5) of the Tax Reform Act of 1986.

     1.26 GAINSHARING CONTRIBUTION. A contribution consisting of an amount that would otherwise be paid to an Eligible Employee under an Employer-sponsored gainsharing plan or program that an Eligible Employee elects to contribute to the Plan in accordance with Section 3.1(c).

     1.27 GNP. GNP means Great Northern Paper, Inc., a Delaware corporation, and any successor to such corporation.

     1.28 GNP MATCHING ACCOUNT. GNP Matching Account means the sub-Account to which GNP Matching Contributions are credited.

     1.29 GNP MATCHING CONTRIBUTIONS. GNP Matching Contributions means the contributions made by GNP in accordance with Section 3.2.

     1.30 HIGHLY COMPENSATED ELIGIBLE EMPLOYEE. Highly Compensated Eligible Employee means an Eligible Employee who performed services during the determination year for the Employer and who:

         (i) is a five percent (5%) owner (as defined in Code Section 416(i)(1)(A)(iii)) at any time during the determination year or the look-back year; or

         (ii) received compensation in excess of $80,000 (indexed in accordance with Code Section 415(d)) for the look-back year and if the Employer so elects, was a member of the top-paid group during the look-back year.

For purposes of this definition: (i) the "determination year" is the Plan Year for which the identification of Highly Compensated Eligible Employees is being made; (ii) the "look-back year" is the preceding Plan Year; (iii) the "top-paid group" means the top twenty percent (20%) of Employees ranked on the basis of compensation received during the year; and (iv) "compensation" is compensation within the meaning of Section 3.5 hereof.

     Notwithstanding the foregoing, the determination of which Eligible Employees are Highly Compensated Eligible Employees shall at all times be subject to the rules of Code Section 414(q). A former Employee shall be treated as a Highly Compensated Eligible Employee if he was a Highly Compensated Eligible Employee upon separation or was a Highly Compensated Eligible Employee at any time after attaining age fifty-five (55).

     1.31 HOUR OF SERVICE. Hour of Service means each hour for which an Employee is paid, or entitled to payment, as more fully defined in Section 2.2.

     1.32 INVESTMENT FUND. Investment Fund means the funds set forth in Section 4.1, and shall mean such funds as established within the Trust Fund from time to time at the direction of the Plan Sponsor in accordance with Section 4.1 for the investment of the assets held under the Trust Fund.

     1.33 LEAVE OF ABSENCE. Leave of Absence means an absence authorized by the Employer under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes employment with the Employer within the period specified in the authorization of the Leave of Absence.

     1.34 LOWER PAID ELIGIBLE EMPLOYEE. Lower Paid Eligible Employee means for each Plan Year each Eligible Employee (other than a Higher Paid Eligible Employee) who has satisfied the employment requirement for participation set forth in Section 2.1 for such Plan Year.

     1.35 MATCHING CONTRIBUTIONS. Matching Contribution means:

         (i) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee Contribution made by such Employee,

         (ii) any Employer contribution (including a contribution made at the Employer's discretion) made to the Plan on behalf of an Employee on account of the Employee's Elective Contribution, and

         (iii) any forfeiture allocated on the basis of Employee Contributions, Matching Contributions or Elective Contributions.

     1.36 MILITARY LEAVE OF ABSENCE. Military Leave of Absence means an absence from regular employment to perform any uniform service, duty or training within the meaning of USERRA. Such Military Leave of Absence shall continue from the Participant's date of entry into the uniformed service until the earliest of the following:

         (i) the expiration of the period following the date of his discharge from uniformed service during which he is required to apply for reemployment with the Employer under USERRA;

         (ii)  the date of his return to employment by the Employer;

         (iii) the date on which he takes employment with an employer other than the Employer; or

         (iv)  the date of his death.

     Notwithstanding the foregoing and for all purposes under the Plan, Military Leave of Absence shall include only those periods during which an Employee's reemployment rights are protected under USERRA. If an Employee takes a leave of absence to perform military service and does not return to employment with the Employer before the expiration of his reemployment rights under USERRA, the entire period of absence shall be deemed not to qualify as a Military Leave of Absence.

     1.37 NONELECTIVE CONTRIBUTIONS. Nonelective Contribution means Employer contributions (other than Matching Contributions) with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits instead of being contributed to the Plan.

     1.38 PARTICIPANT. Participant means for any Plan Year an Employee who has met the requirements set forth under Section 2.1, and each person not an Eligible Employee for whom an Account continues to exist under this Plan.

     1.39 PLAN. Plan means the Great Northern Paper, Inc. Hourly 401(k) Savings Plan, as set forth in this document and as it may, from time to time, be amended.

     1.40 PLAN ADMINISTRATOR. Plan Administrator means the Plan Administrator appointed and acting in accordance with Section 7.

     1.41 PLAN SPONSOR. Plan Sponsor means Bowater Incorporated, a corporation organized and existing under the laws of the State of Delaware, and any successor to such corporation.

     1.42 PLAN YEAR. Plan Year means the calendar year.

     1.43 QUALIFIED MATCHING CONTRIBUTIONS. Qualified Matching Contribution means Matching Contributions that are nonforfeitable when made and satisfy the distribution restrictions of Section 1.44.

     1.44 QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Nonelective Contribution means any Employer contribution (other than a Matching Contribution or Elective Contribution) which the Employee may not elect to receive in cash, instead of being contributed to the Plan, and which are nonforfeitable when made and distributable only under the following circumstances:

         (i) the Employee's retirement, death, disability or separation from service;

         (ii) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an ESOP or SEP);

         (iii) the Employee's attainment of age 59 1/2 or the Employee's hardship;

         (iv) the sale or other disposition by the Employer to an unrelated corporation of substantially all of the assets used in the trade or business to which the Plan relates, but only with respect to Employees who continue employment with the acquiring corporation which does not maintain the Plan after the disposition; and

         (v) the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity, but only with respect to Employees who continue employment with the subsidiary, the acquiring entity of which does not maintain the Plan after the disposition.

     Paragraphs (ii), (iv) and (v) above apply only if Employer, as the transferor corporation, continues to maintain the Plan. Nonelective Contributions that may be treated as Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Matching Contributions.

     1.45 SERVICE. Service means employment and certain absences from employment taken into account for vesting and other purposes under the Plan, as more fully described in Section 2.2.

     1.46 SEVERANCE DATE. Severance Date means the date as of which an Employee is deemed to have severed his employment relationship, as described in Section 2.2(a).

     1.47 TRUST AGREEMENT. Trust Agreement means the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994.

     1.48 TRUST FUND. Trust Fund means the assets held by the Trustee in accordance with the Trust Agreement.

     1.49 TRUSTEE. Trustee means Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and its successors.

     1.50 USERRA. USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended, or any successor statute, and any rulings and regulations issued thereunder.

     1.51 VALUATION DATE. Valuation Date means the last business day of each quarter (and any other date specified by the Trustee), on which the Trust Fund is valued in accordance with Section 4. As to Accounts maintained in any Investment Fund which is valued daily, each business day may be deemed to be a Valuation Date. A Comprehensive Valuation Date is one on which all Investment Funds are valued.


                                    SECTION 2
                           PARTICIPATION REQUIREMENTS

     2.1 ELECTION TO MAKE CONTRIBUTIONS.

     (a) Any Employee who is employed as an Eligible Employee on the fifteenth day of the calendar month next preceding the effective date of this Plan applicable to him (as stated on Exhibit A) and is still so employed on that effective date may complete and deliver an Election Form in accordance with
Section 3.4 (except that the form may be delivered on or before the fifteenth day of the month preceding the effective date) and will be deemed to have satisfied the participation requirement to make Before-Tax Contributions and After-Tax Contributions from

Compensation effective for the calendar month commencing on that effective date (beginning with the first full payroll period in that month) and continuing until the date his election to make such contributions terminates in accordance with Section 3.4. Participation elections by Employees described in this paragraph (a) made after their initial effective date shall be governed by the general rule in paragraph (b) except that (subject to the Break in Service rules of Section 2.2(a)(1)) the service requirement shall not apply.

     (b) Any Eligible Employee who is employed as such on the first day of any month may, following the completion of one (1) year of Service with the Employer and/or its Affiliates, complete and deliver an Election Form in accordance with
Section 3.4 and will be deemed to have satisfied the participation requirement to make Before-Tax Contributions and After-Tax Contributions from his Compensation effective for that month (beginning with the first full payroll period in that month) and continuing until the date his election to make such contributions terminates in accordance with Section 3.4.

     (c) An Eligible Employee whose election to make Before-Tax Contributions and/or After-Tax Contributions from his Compensation terminated in accordance with Section 3.4 shall satisfy the membership requirement set forth in this
Section 2.1 effective for the first month thereafter (beginning with the first full payroll period in that month) on which he is an Eligible Employee and with respect to which he completes and delivers a timely Election Form in accordance with Section 3.4 to make such contributions.

     2.2 CALCULATION OF SERVICE. The purpose of this Section 2.2 is to describe the manner in which Service is calculated for purposes of eligibility for participation.

     (a) For purposes of this Section 2.2, and for all purposes of the Plan, the following terms shall have the designated meanings:

         (i) Break in Service. A Severance Period of at least twelve (12) consecutive months during which an Employee fails to perform an Hour of Service, beginning on the Employee's Severance Date; provided, that the first twelve (12) consecutive month period of absence from work after a Severance Date shall not be included within a Break in Service if such absence is for maternity or paternity reasons. (This provision, however, shall not be construed to grant an individual any right to a Leave of Absence for any reason.) An absence from work for maternity or paternity reasons means an absence:

              (A)  by reason of the pregnancy of the individual,

              (B)  by reason of the birth of a child of the individual,

              (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

              (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         (ii) Employment Date. The date on which an Employee first completes an Hour of Service.

         (iii) Hour of Service. "Hour of Service" shall be determined as set forth herein, applied without duplication.

               (A) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties (including, without limitation, make-up work) for an Employer or Affiliate shall be credited as an Hour of Service. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

               (B) Each hour for which back pay, irrespective of mitigation of damages, or each hour of make-up work, is either awarded or agreed to by an Employer or Affiliate shall be credited as an Hour of Service. These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

               (C) An hour for which an Employee is paid, or entitled to payment, on account of a period when he performs no duties as an Employee shall not be credited as an Hour of Service, if such payment is made or is due under a plan maintained solely to comply with applicable unemployment compensation laws.

               (D) An Hour of Service shall not be credited to an Employee on account of a payment that solely reimburses the Employee for medical, or medically-related, expenses incurred by or on behalf of the Employees.

               (E) Solely for purposes of determining an Employee's eligibility to participate in the Plan, Hours of Service shall include hours during a Military Leave of Absence or an approved Leave of Absence under the Family and Medical Leave Act of 1993, if the Employee returns to work for an Employer at the end of such Leave of Absence. Such Hours of Service shall be calculated in accordance with applicable regulations, as amended, of the United States Department of Labor.

         (iv) Reemployment Date. The date on which an Employee first completes an Hour of Service after a Severance Date.

         (v)  Severance Date. The earlier of:

               (A)  the date on which an Employee quits, is discharged or dies;
                    or

               (B) the first anniversary of the first date of a period in which an Employee remains absent from Service with an Employer or Affiliate (with or without pay) for any reason (such as vacation, holiday, sickness, Leave of Absence or layoff) other than those specified in clause (A) of this Section 2.2(a)(v).

         (vi) Severance Period. Each period from an Employee's Severance Date to his next Reemployment Date.

     (b) Subject to the provisions in Sections 2.2(c), (d) and (e), an Employee shall be credited with Service in an amount equal to the aggregate of the following (applied without duplication):

         (i)   each period from an Employee's Employment Date (or Reemployment
               Date) to his next Severance Date; and

         (ii) if an Employee performs an Hour of Service within twelve (12) months of a Severance Date, the period from such Severance Date to such Hour of Service; and

         (iii) each period of a Military Leave of Absence.

     (c) If an Employee incurs a Break in Service, his Service in respect of all periods before such Break in Service shall be forfeited and disregarded for all purposes of the Plan and he shall have no rights under the Plan (other than rights in which he was vested prior to such Break in Service). Upon reemployment, he shall be enrolled as a Participant effective on his Reemployment Date (or, if later, the first day thereafter on which he meets the requirements of Section 2.1), and his Service in respect of all periods before such Break in Service shall be restored to him unless disregarded under Section 2.2(d).

     (d) If the Employee had no vested rights under the Plan prior to such Break in Service, and if the length of such Break in Service equals or exceeds his Service prior to such Break in Service, then his Service in respect of all periods before such Break in Service shall thereafter be irrevocably forfeited and disregarded for all purposes of the Plan. Notwithstanding the foregoing, no such irrevocable forfeiture shall occur unless the Break in Service equals or exceeds five (5) consecutive years. The Service prior to a Break in Service taken into account under the preceding provisions of this Section 2.2 shall exclude any period which may be disregarded by reason of a prior application of this Section 2.2.

     (e) In no event shall there be any duplication of the Service of any Employee attributable to the same period of time.

     2.3 INFORMATION. Each Eligible Employee who satisfies the participation requirement set forth in Section 2.1 and who desires to make Before-Tax Contributions and/or After-Tax Contributions shall complete and deliver an Election Form to the Plan Administrator which sets forth such information as the Plan Administrator deems necessary for the orderly administration of this Plan.

     2.4 NOT A CONTRACT OF EMPLOYMENT. This Plan does not constitute a contract of employment, and participation in this Plan shall not give any person the right to be retained in the employ of the Employer or any Affiliate as an Eligible Employee or as an Employee or, upon the termination of such employment, to have any interest or right in the trust funding this Plan other than as expressly set forth in this Plan.


                                    SECTION 3
                                  CONTRIBUTIONS

     3.1 BEFORE-TAX CONTRIBUTIONS. Subject to the rules set forth in this
Section 3.1 and in Sections 3.4, 3.5, 3.6 and 3.7, an Eligible Employee who has satisfied the participation requirement set forth in Section 2.1 may elect to make the types of Before-Tax Contributions described below:

     (a) Percentage Contributions. Such an Eligible Employee may elect that the Employer make contributions on his behalf from his "Modified Compensation" (Compensation reduced by bonuses, gainsharing awards and vacation or holiday pay with respect to relinquished vacation or personal holidays) from one percent (1%) to ten percent (10%) increments of his Modified Compensation; provided, that such contribution when added to the Eligible Employee's After-Tax Contributions (if any) under Section 3.3 may not exceed 16% of Modified Compensation. All such contributions shall be made by the Employer exclusively through payroll withholding, and such contributions shall be made by the Employer as soon as practicable after the end of the payroll period with respect to which such contributions are withheld. Notwithstanding anything in this paragraph (a) to the contrary, Before-Tax Contributions shall be withheld on a weekly basis on the last day of each week and may not exceed for any week one-fifty-second (1/52nd) of the elective deferral limitation amount specified for each Plan Year pursuant to Code Sections 402(g)(1) and (5); provided that if the cost-of-living adjustment under Code Section 402(g)(5) is not announced until after the beginning of the affected Plan Year, the Employer may adjust the maximum monthly deferral on a prospective basis so that the maximum amount of authorized deferrals for the Plan Year equals the elective deferral limitation under Code Section 402(g) for that year; and provided, further, that in the event an Eligible Employee is paid on other than a weekly basis, Before-Tax Contributions may be withheld at the end of each payroll period subject to the weekly elective deferral limitation described above. Contributions pursuant to this Section 3.1(a) shall be credited to the Employee's Before-Tax Matched Account.

     (b) Bonus Contributions. Such an Eligible Employee may elect that the Employer make contributions on his behalf from his Compensation consisting of bonuses explicitly included in Compensation for purposes of this Plan under the applicable bonus arrangement ("Bonus Compensation"). Contributions from Bonus Compensation must be one hundred percent (100%) of the Bonus Compensation which is subject to election, subject to the annual limitations specified in Sections 3.5, 3.6 and 3.7. All such contributions shall be withheld from the Bonus Compensation as paid and shall be made by the Employer as soon as practicable after being withheld. Contributions pursuant to this Section 3.1(b) shall be credited to the Employee's Before-Tax Unmatched Account. Elections under this paragraph (b), once submitted, shall be irrevocable.

     Notwithstanding the foregoing, to the extent that an Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any Bonus Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as After-Tax Contributions in accordance with Section 3.3.

     (c) Gainsharing Contributions. Effective January 1, 1998, such an Eligible Employee may elect to contribute all but not less than all of any amount that would otherwise be paid to him under an Employer-sponsored gainsharing plan or program as a Gainsharing Contribution to the Plan, subject to the annual limitations specified in Section 3.5, 3.6 and 3.7. Any such election shall be in accordance with procedures established by the Plan Administrator and must be made before the date such gainsharing amount would otherwise be paid. Gainsharing Contributions shall be made through payroll withholding in accordance with the Company's ordinary payroll practices. Contributions pursuant to this Section 3.1(c) shall be credited to the Employee's Before-Tax Unmatched Account. For each quarterly gainsharing amount, elections under this paragraph
(b), once submitted, shall be irrevocable. For subsequent gainsharing amounts, an Eligible Employee may revoke his election to make a Gainsharing Contribution in accordance with procedures established by the Plan Administrator.

     Notwithstanding the foregoing, to the extent that an Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any Gainsharing Contributions elected to be contributed by the Eligible Employee to the Plan for such Plan Year shall be treated as After-Tax Contributions in accordance with Section 3.3.

     (d) Vacation Contributions. An Eligible Employee may elect to relinquish vacation days and/or personal holidays and, in such a case, to require that the Employer make contributions on his behalf equal to one hundred percent (100%) of the compensation to which he would have been entitled with respect to such relinquished vacation days or holidays had he taken them. Election to relinquish vacation days or holidays may be made in accordance with Section 3.4 by timely submission of the proper Election Form and, once submitted, shall be irrevocable. Such elections may affect only prospective vacation days and personal holidays which have been earned, but not used, as of the date the contribution is withheld. Contributions with respect to elections under this paragraph (d) will be made by payroll withholding and will be withheld - and compensation with respect to relinquished vacation days or personal holidays will be paid - with respect to the first full payroll period of the calendar year for which the election is effective and shall be made by the Employer as soon as practicable thereafter. Contributions pursuant to this
Section 3.1(d) shall be credited to the Employee's Before-Tax Matched Account. For purposes of this paragraph (d), an Eligible Employee's "personal holidays" shall be determined in accordance with the provisions of the collective bargaining agreement listed in Exhibit A governing his terms and conditions of employment. Notwithstanding anything in this paragraph (d) to the contrary, vacation days and personal holidays may be relinquished only in the form and amounts in which the Employee could have received them.

     Notwithstanding the foregoing, to the extent that an Eligible Employee has made the maximum amount of Before-Tax Contributions permitted under Code Section 402(g) for a Plan Year, any vacation pay contributions elected to be made by the Eligible Employee to the Plan for such Plan Year shall be treated as After-Tax Contributions in accordance with Section 3.3.

     (e) ADP Test and Account Credits. Notwithstanding the foregoing, in the event that the Employer estimates that the Actual Deferral Percentage for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ADP Test, it may, without notice or requirement of consent by the Participant or the Participant's spouse, to assure that the ADP Test is satisfied for that Plan Year, direct the Trustee designated in accordance with Section 7 to distribute to the Participant some or all of Excess Contributions (together with income allocable to the Excess Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as a distribution of Excess Contributions (and related income) and shall be made in accordance with Section
3.8. The amount of any Excess Contributions to be distributed for a Plan Year shall be reduced by Excess Deferrals previously distributed for the taxable year ending in the same Plan Year, and Excess Deferrals to be distributed for a taxable year will be reduced by Excess Contributions previously distributed for the Plan beginning in such taxable year. Income allocable to an Employee's Excess Contributions shall be determined by multiplying the income for the Plan Year allocable to Elective Contributions and amounts treated as Elective Contributions (for purposes of this paragraph only, the "Effective Elective Contributions") by a fraction, the numerator of which is the Employee's Excess Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total Account balance attributable to Effective Elective Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Elective Contributions for the Plan Year. If Excess Contributions distributed under this paragraph (e) are contributions in respect of which Matching Contributions have been made by the Employer, such Matching Contributions and income allocable thereto shall be forfeited and applied to reduce Employer contributions in the Plan Years following the Plan Year in which such forfeited Matching Contributions were made.

     (f) Nonforfeitable Interest. All contributions which are made on behalf of a Participant pursuant to this Section 3.1 shall be nonforfeitable.

     (g) Designation. No contribution credited to an Eligible Employee's Before-Tax Matched or Unmatched Accounts shall be designated as an "employee contribution" within the meaning of Code Section 414(h)(1).

     3.2 GNP MATCHING CONTRIBUTIONS.

     (a) Percentage. Subject to the rules set forth in this Section 3.2 and
Section 3.5, the Employer shall as of the last day of each payroll period in each Plan Year make a contribution on behalf of each Eligible Employee on whose behalf contributions tentatively or actually were credited as of each such date to his Before-Tax Matched Account, pursuant to Section 3.1(a), which shall equal fifty percent (50%) of the contributions (taking into account contributions up to six percent (6%) of such Eligible Employee's Compensation only) tentatively or actually credited to his Before-Tax Matched Account as of such date; provided, that in no event may GNP Matching Contributions for any Participant in any Plan Year exceed the Applicable Annual Limit as set forth in Exhibit A.

     (b) ACP Test and Accounting Credits. The GNP Matching Contributions made on behalf of each Eligible Employee as of the last day of each payroll period in each Plan Year tentatively shall be credited by, or at the direction of, the Employer to his GNP Matching Account as of such date pending the completion of the ACP Test for such Plan Year. Notwithstanding the foregoing, in the event that the Employer estimates that the Actual Contributions Percentage for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test, it may, without notice or requirement of consent by the Participant or the Participant's spouse, to assure that the ACP Test is satisfied for that Plan Year, direct the Trustee designated in accordance with Section 8 to distribute to the Participant some or all of Excess Aggregate Contributions (together with income allocable to the Excess Aggregate Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as distribution of Excess Aggregate Contributions (and related income) and shall be made in accordance with Section 3.8. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferrals taken into account in computing the Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction, the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total Account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective Matching/Employee Contributions for the Plan Year.

     (c) Nonforfeitable Interest. A Participant's interest in contributions that are actually credited to his GNP Matching Account shall be nonforfeitable.

     3.3 AFTER-TAX CONTRIBUTIONS.

     (a) Percentage Contributions. Subject to the rules set forth in this
Section 3.3, and Sections 3.4, 3.5, 3.6 and 3.7, an Eligible Employee who has satisfied the participation requirements set forth in Section 2.1 may elect to contribute from 1% to 16% of his Modified Compensation; provided, that such After-Tax Contribution, when added to an Eligible Employee's Before-Tax Contributions (if any) under Section 3.1, may not exceed 16% of Modified Compensation.

     All such contributions shall be made by the Employer exclusively through payroll withholding, and such contributions shall be transferred by the Employer to the Trustee as soon as practicable after the end of the payroll period from which such contributions are made.

     (b) ACP Test. After-Tax Contributions are subject to the ACP Test. In the event that the Employer estimates that the Actual Contribution Percentage (as defined in Section 1.2(b)) for all Highly Compensated Eligible Employees for a given Plan Year may not satisfy the ACP Test (including the Multiple Use Test, if applicable), it may, without notice or requirement of consent by the Participant or the Participant's spouse, take any of the following actions (or any combination of the following actions) to assure that the ACP Test is satisfied for that Plan Year:

         (i) The Employer may refuse to accept, on a prospective basis, any or all of a Participant's After-Tax Contributions.

         (ii) The Employer may direct the Trustee to distribute to the Participant some or all of the Excess Aggregate Contributions (together with income allocable to the Excess Aggregate Contributions) on or before the end of the Plan Year following the Plan Year for which they were made. Such distribution must be specifically designated by the Employer as a distribution of Excess Aggregate Contributions (and related income) and shall be made in accordance with Section 3.8. Income allocable to an Employee's Excess Aggregate Contributions shall be determined by multiplying the income for the Plan Year allocable to Matching Contributions and Employee Contributions and any Qualified Nonelective Contributions or Elective Deferrals taken into account in computing the Actual Contribution Percentage, but excluding Qualified Matching Contributions treated as Elective Contributions (together, for purposes of this paragraph only, the "Effective Matching/Employee Contributions") by a fraction, the numerator of which is the Employee's Excess Aggregate Contributions for the Plan Year and the denominator of which is the sum of (i) the Employee's total account balance attributable to Effective Matching/Employee Contributions as of the beginning of the Plan Year; plus (ii) the Employee's Effective/Matching Employee Contributions for the Plan Year.

     The provisions for the return of After-Tax Contributions under this Section 3.3(b) shall apply prior to the application of any similar provisions under
Section 3.2(b) for GNP Matching Contributions.

     3.4 ELECTION RULES.

     (a) Each Eligible Employee who has satisfied the participation requirement set forth in Section 2.1 may elect that the Employer make Before-Tax Contributions under Sections 3.1 and/or After-Tax Contributions under Section 3.3(a) from his Modified Compensation.

     (b) Elections under Sections 3.1(a) and 3.3(a) with respect to Modified Compensation shall be effective for the first full payroll period of a month following the Employer's receipt of a properly completed Election Form on or before the fifteenth day of the immediately preceding month. Such elections can be changed effective as of the first full payroll period of a subsequent month after the Employer's receipt of a revised Election Form on or before the fifteenth day of the preceding month.

     (c) Elections under Sections 3.1(b) and 3.1(c) with respect to Bonus Compensation and Gainsharing Contributions shall be made at least two (2) weeks before the date on which the amounts would otherwise be paid. Such elections shall be irrevocable.

     (d) Elections under Sections 3.1(d) with respect to relinquished vacation and/or personal holidays shall be effective if made on a properly completed Election Form on or before the fifteenth day of the month immediately preceding the month in which the cash payment available on account of the relinquished vacation would otherwise have been paid. Such elections shall be irrevocable.

     (e) All elections shall be deemed to have been made only upon receipt of a properly completed Election Form by the Employer. The Employer shall have the right to reject any Election Form which is not properly completed or which is not timely delivered.

     (f) An Eligible Employee shall have the right to terminate contributions under Sections 3.1(a) and 3.3(a) with respect to Modified Compensation during a calendar month, and any such termination shall become effective as soon as practicable after the Eligible Employee completes and delivers the related Election Form to the Employer. An Eligible Employee whose status as such terminates or whose employment as an Employee terminates shall be deemed to have completed and delivered an Election Form to terminate all contributions under Sections 3.1 and 3.3 as of the date his status or his employment so terminates.

     3.5 SECTION 415 LIMITATIONS.

     (a) Notwithstanding any other provisions of the Plan, "the annual addition" to a Participant's Accounts shall not exceed the lesser of the Maximum Permissible Dollar Amount and 25% of the Employee's compensation for the Plan Year. For purposes of applying these limits, the definitions set forth below shall apply.

         (i)  The term "annual additions" shall mean the sum of:

              (A) Employer contributions, Employer contributions to permit investments in common stock of the Plan Sponsor under
                   Section 4.1(a) and forfeitures allocated to the Participant's Accounts under Section 3.2; and

              (B) Before-Tax Contributions and After-Tax Employee Contributions allocated to the Participant's Accounts under Sections 3.1 and 3.3.

         (ii) The initial "Maximum Permissible Dollar Amount" shall be $30,000, and the initial "Maximum Permissible Benefit" shall be $90,000. The limitations shall be adjusted automatically in accordance with regulations issued or to be issued by the Secretary of the Treasury as the corresponding limitation in Section 415(c)(1)(A) and Section 415(b)(1)(A) of the Code, respectively, are adjusted for the cost of living in accordance with Section 415(d) of the Code.

         (iii) For Plan Years beginning before January 1, 1998, the term "compensation" shall mean the amount paid to the Employee by the Employer during the Plan Year excluding any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k). For Plan Years beginning on or after January 1, 1998, "compensation" shall mean the total compensation paid by the Employer to the Employee that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k).

     The limitations of this Section 3.5 with respect to any Participant who at any time has been a participant in any other defined contribution plan maintained by the Employer or an

Affiliated Company shall apply as if the total contributions made under all such defined contribution plans in which the Participant has been a participant were made to one plan.

     (b) If the limitations of this Section 3.5 would be exceeded in any Plan Year, the Plan Administrator shall take the following action in any order at such times as required and to the extent necessary to prevent the limitations from being exceeded:

         (i)    discontinue or reduce the Participant's Before-Tax
                Contributions;

         (ii) discontinue or reduce the Participant's After-Tax Employee Contributions for the Plan Year;

         (iii) instruct the Trustee to return all or a portion of the Employee's After-Tax Employee Contributions made during the Plan Year;

         (iv) instruct the Trustee to return all or a portion of the Employee's Before-Tax Contributions made during the Plan Year;

         (v) instruct the Employer to reduce or eliminate its Employer Contributions to the Participant's Accounts for the remainder of the Plan Year;

         (vi) instruct the Trustee to return to the Employer all or a portion of the Employer contributions made to the Participant's Accounts for the Plan Year; or

         (vii) apply any amounts in excess of such limitations ("excess amounts") for a participant to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for that Participant, if that Participant is covered by the Plan as of the end of the Plan Year; and

         (viii) if that Participant is not covered by the Plan as of the end of the Plan Year, the Plan Administrator shall hold such excess amounts unallocated in a suspense account for the Plan Year and allocate and reallocate in the next Plan Year to all of the remaining participants in the Plan.

     (c) Any allocation or reallocation in paragraph (b) shall not result in the limitations of this Section 3.5 being exceeded for any Participant for the Plan Year. Any excess amounts not allocated to Participants after the application of paragraph (b) shall be used to reduce Employer contributions for the next Plan Year (and succeeding Plan Years, as necessary) for all of the Participants in the Plan.

     (d) For purposes of this Section 3.5, excess amounts may not be distributed to Participants or former Participants.

     (e) No actions taken under this Section 3.5 shall be considered a termination of contributions as provided in Section 3.4.

     (f) Notwithstanding the foregoing, the provisions of Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference for use as a guide to the interpretation of the foregoing provisions.

     3.6 ANNUAL LIMITATION OF BEFORE-TAX CONTRIBUTIONS. Notwithstanding anything in this Section 3 to the contrary, the aggregate Before-Tax Contributions of any Participant in any Plan Year may not exceed the annual elective deferral limitation specified for each Plan Year under Code Sections 402(g)(1) and
(g)(5). Any Before-Tax Contributions for a given Plan Year that exceed this limitation shall be distributed to the Participant on whose behalf such contributions were made (together with all income allocable to such contributions) not later than the April 15 of the following Plan Year.

     3.7 COMBINED PLANS LIMITATION. For Plan Years beginning before January 1, 2000, this Section 3.7 shall apply.

     (a) In any case in which a Participant in the Plan is also a participant in any defined benefit pension plan maintained by the Employer, the allocations set for them in this Plan shall be additionally limited so that the sum of the "defined benefit fraction" and the "defined contribution fraction" shall not exceed 1.0 for any Plan Year.

     (b) The term "defined contribution fraction" for a Plan Year shall mean a fraction, the numerator of which is the sum of annual additions to the Participant's Accounts for all Plan Years as of the end of the Plan Year and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount for the Plan Year and all prior Years of Service or 140% of 25% of the Participant's total Compensation for that year and all prior Years of Service.

     (c) The term "defined benefit fraction" for a Plan Year shall mean a fraction, the numerator of which is the projected annual benefit for the Participant under all qualified retirement plans of the Employer and the denominator of which is the lesser of 125% of the Maximum Permissible Dollar Amount under such retirement plans for the Plan Year or 140% of the Participant's average Compensation for the three highest paid years. Such fraction shall be determined as of the end of the Plan Year.

     (d) The Participant's projected annual benefit shall be determined under such retirement plans assuming that his earnings continue to the normal retirement date at the same level as at the end of the Plan Year and assuming that his service continues to accrue to his normal retirement date without a break in service prior to his normal retirement date. The terms "earnings," "service," "normal retirement date," and "break in service" shall have the same meaning as defined in such retirement plans.

     3.8 EXCESS CONTRIBUTIONS AND AGGREGATE CONTRIBUTIONS. Excess Contributions and Excess Aggregate Contributions under Sections 3.1(e), 3.2(b) and 3.3(b) shall be distributed in accordance with this Section 3.8.

     (a) The total dollar amount of Excess Contributions for each affected Highly Compensated Eligible Employee shall be calculated as described in Section 1.24.

     (b) The total dollar amount of all Excess Contributions for all affected Highly Compensated Eligible Employees shall be determined.

     (c) The Before-Tax Contributions of the Highly Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Employee's Before-Tax Contributions to equal the dollar amount of the Before-Tax Contributions of the Highly Compensated Eligible Employee with the next highest dollar amount of Before-Tax Contributions. This amount is then distributed to the Highly Compensated Eligible Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount shall be distributed.

     (d) If the total dollar amount distributed is less than the total Excess Contributions for the Plan Year for all affected Highly Compensated Eligible Employees, step (c) is repeated until the total dollar amount distributed equals the total Excess Contributions for the Plan Year.

     (e) Parallel steps taken in paragraphs (a) through (d) for Excess Contributions shall be taken to distribute any Excess Aggregate Contributions determined in accordance with Section 1.23 under the Plan for a Plan Year.

     After Excess and Excess Aggregate Contributions, if any, have been distributed using the method described above, the Multiple Use Test of Section 401(m)(9) of the Code is applied. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of Excess Contributions has been made, or a recharacterization has occurred, the Actual Deferral Percentage for Highly Compensated Eligible Employees is deemed to be the largest amount permitted under Section 401(k) (3) of the Code. Similarly, if a corrective distribution of Excess Aggregate Contributions has been made, the Actual Contribution Percentage for Highly Compensated Eligible Employees is deemed to be the largest amount permitted under Section 401(m) of the Code.

     3.9 MISSED DEDUCTIONS. In the event that a payroll deduction for any payroll period pursuant to an election to make Before-Tax or After-Tax Contributions with respect to Modified Compensation under Sections 3.1(a) or 3.3(a) is not withheld in whole or in part because the net Compensation of the affected Employee for that payroll period is insufficient, the amount not withheld (a "carry-over amount") shall be withheld in the first subsequent payroll period for which there is sufficient net Compensation to cover, first, the current deduction for that period and, second, any carry-over amount (to the extent possible), provided that such subsequent payroll periods must end during the Plan Year in which the original missed deduction occurred. Contributions of carry-over amounts not withheld in accordance with the foregoing shall be deemed to have been waived as of the end of the Plan Year in question.

     3.10 PLAN TO PLAN TRANSFER. Balances may be transferred into the Plan, with the consent of the Plan Administrator, from a tax-qualified plan approved by the Plan Administrator. Transfers under this Section shall be subject to the applicable restrictions of Section 5, but shall not be subject to the limitations of Sections 3.5 or 3.7; nor shall amounts transferred under this Section be included in the calculation of the Participant's Contributions pursuant to Sections 3.1 and 3.3. The balance transferred shall be treated as follows:

         (i)   The portion attributable to pre-tax contributions pursuant to
               Section 401(k) of the Code shall be credited to the Employee's Before-Tax Unmatched Account;

         (ii)  The portion attributable to after-tax contributions pursuant to
               Section 401(a) of the Code shall be credited to the Employee's After-Tax Employee Account;

         (iii) The portion attributable to Employer matching contributions pursuant to Section 401(a) of the Code shall be credited to the GNP Matching Account.

     The Plan Administrator shall require the Employee to furnish a written statement containing such information as may be necessary to establish that the transfer does not contain amounts from sources other than provided above and that the transfer otherwise meets the requirements of law.

     3.11 ROLLOVER CONTRIBUTIONS.

     (a) Except as otherwise provided herein, an Eligible Employee may transfer to this Plan the following:

         (i) a total distribution of the balance to the credit of a Participant, or the cash proceeds of any such total distribution in property or securities, to which Code Section 402(a)(5) applies to the extent that such section applies to such distribution, or

         (ii) Any distribution from an individual retirement account to which Code Section 408(d)(3)(A)(ii) applies to the extent such section applies to such distribution.

     (b) To be eligible for transfer, the Plan Administrator, acting in his absolute discretion, must consent to such transfer and reasonably conclude (within the meaning of any ruling or regulations issued by the Secretary of the Treasury) that:

         (i) the distributing plan and trust are, at the time of the distribution, qualified pursuant to Code Sections 401(a) and 501(a) (and, if requested by the Plan Administrator, appends to such certification a copy of the most recent determination letter issued by the Internal Revenue Service with respect to such plan and trust);

         (ii) the distributing plan is neither a defined benefit plan nor a defined contribution plan subject to the funding standards of Code Section 412; and

         (iii) with respect to the Participant, the distributing plan is not a direct or indirect transferee (in a transfer after 1984) of a plan described in paragraphs (i) and (ii) above or this subparagraph (iii), provided that this subparagraph (iii) shall apply only if the distributing plan has separately accounted for the transferred assets and any income allocable to such assets.

     (c) The Eligible Employee must complete such forms and satisfy such uniform and nondiscriminatory requirements that the Plan Administrator establishes from time to time as a condition to such a transfer.

     (d) The transfer must be made in cash to the Trustee as of a Valuation Date and in a manner which is acceptable to the Plan Administrator and to the Trustee.

     3.12 CONTRIBUTIONS UPON RETURN FROM MILITARY LEAVE. A Participant returning from a Military Leave of Absence shall be entitled to enter into one or more Compensation reduction agreements, under which the Participant may make up the Before-Tax Contributions and After-Tax Contributions (excluding interest and earnings on such contributions) the Participant would have been entitled to make had the Participant worked for the Employer and entered into such Compensation reduction agreements during the period of Military Leave of Absence. To the extent of such make-up contributions allocated to the Participant's Before-Tax Matched Account, the Employer shall make GNP Matching Contributions in accordance with Section 3.2, which amounts shall be credited to the Participant's GNP Matching Account for such period of Military Leave of Absence. Notwithstanding the foregoing, all contributions made by a Participant and the Employer under this Section 3.12 shall be subject to the provisions of this
Section 3 and be determined in accordance with and subject to the limitations of USERRA.

                                    SECTION 4
                          INVESTMENT AND ALLOCATION OF
                              NET INVESTMENT RETURN

         4.1 INVESTMENT FUNDS. The Trust Fund shall be subdivided into, and Participant and Employer Contributions shall be invested by the Trustee, either as directed by the provisions of the Plan or as directed by the Participant (or, where applicable, by the Participant's Beneficiary or an "alternate payee" designated under a "qualified domestic relations order," as such terms are described in Section 10.10), in one or more Investment Funds, which shall include the funds described herein.

         (a) The Plan Sponsor Stock Fund. This fund invests primarily in shares of Bowater Incorporated common stock. However, a small percentage of the fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Bowater Incorporated stock held by this fund will be automatically reinvested in the fund (subject to the fund's cash requirements). Accounts in this fund shall segregate, separately account for and respectively consist of shares of Bowater Incorporated stock attributable to Employer contributions and Participant contributions. All Participant contributions initially invested directly in this fund pursuant to Sections 4.2(a) and (b) shall be treated as if invested at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value.

         (b) Additional Investment Funds. There may be established by the Trustee at the direction of the Board or its designee such further additional Investment Funds as shall be deemed appropriate, including Investment Funds appropriate for purposes of meeting the requirements of Section 404(c) of ERISA and the regulations thereunder. Any such additions, modifications or deletions shall be communicated to Participants in advance in order to allow Participants time, in the Employer's judgment, to make changes in their investment elections under this Section 4.

         (c) Temporary Investment. Pending investment and reinvestment, the Trustee may invest temporarily all or any part of the Investment Funds and such other Investment Funds as may be established by the Trustee at the direction of the Board or its designee pursuant to the provisions of the Plan in short and medium term securities including but not limited to commercial paper, notes of finance companies or in obligations of the U.S. Government or any instrumentality or agency thereof. The Plan Sponsor or its designee may from time to time specify additional or different investment vehicles for the temporary investment of funds by the Trustee, or may direct the Trustee in the temporary investment of funds. The Trustee may invest all or any part of any Investment Fund directly in the securities and obligations authorized for the respective Investment Fund or through the medium of any common, collective or commingled trust fund which is invested principally in securities and obligations authorized for the respective Investment Fund.

         4.2 ELECTIONS. Participant investment elections shall be made in accordance with this Section 4.2.

         (a) Each Participant must elect by "Appropriate Notice" (as hereinafter defined) to have all of his Contributions and his GNP Matching Contributions invested in any one of the available Investment Funds or among such Investment Funds, with the investment in each Investment Fund being a whole number percentage of such contributions and the sum of such percentages equal to 100%. Contributions and earnings thereon as to which no current, valid investment direction exists may be invested as the Trustee, in its discretion, shall deem appropriate; provided, that in the event no trustee has agreed to undertake such investment responsibility, such contributions and earnings shall be temporarily invested in one or more of the investment vehicles authorized in Section 4.1 for temporary investment of funds, until a valid investment direction is obtained. "Appropriate Notice" means, for these purposes, written, telephonic or other electronic communication directed to the Plan Administrator (or as the Plan Administrator specifies in rules or procedures uniformly applicable to all similarly situated Participants).

         (b) A GNP Matching Contribution Account, a Before-Tax Matched Account, a Before-Tax Unmatched Account, an After-Tax Employee Account and a Rollover Account shall be established for the Participant in each of the available Investment Funds in which contributions are invested on his behalf.

         (c) A Participant may, by giving prior Appropriate Notice, change his investment election with respect to contributions received thereafter. Changes in investment elections must be expressed as revised whole number percentages of Contributions, totaling 100%.

         (d) A Participant may, by giving prior Appropriate Notice, elect to transfer all, or part (specified as a dollar amount or a percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable.

         4.3 ALLOCATION OF INVESTMENT GAINS AND LOSSES. The investment gains and losses (whether realized or unrealized) for each Investment Fund shall be determined by, or at the direction of, the Plan Administrator as of each Valuation Date, and such investment gains shall be credited to each Account (to the extent invested in each such Investment Fund) and such investment losses shall be charged against each Account (to the extent invested in each such Investment Fund) as of such Valuation Date in the same proportion that the balance to each such Account (to the extent invested in such Investment Fund) bears to the balance of all Accounts (to the extent invested in such Investment
Fund). Each Account balance shall be determined for this purpose based on the balance actually or tentatively credited to such account as of the immediately preceding Valuation Date.

                                    SECTION 5
                          DISTRIBUTIONS AND WITHDRAWALS

         5.1 DISTRIBUTION EVENTS.

         (a) If a Participant's employment as an Employee terminates for any reason other than death, his Account shall be distributed as a result of his termination of employment in accordance with the rules set forth in Section 5.4.

         (b) If a Participant dies while an Employee, his Account shall be distributed to his Beneficiary in accordance with the rules set forth in Section 5.4.

         5.2 HARDSHIP WITHDRAWALS. Subject to the requirements of this Section 5.2, a Participant who is an active Employee may request a "hardship" withdrawal from the contributed balance of his Before-Tax Matched or Unmatched Accounts (excluding from the balance available for "hardship" withdrawal the earnings on such contributions) by properly completing and delivering an Election Form to the Plan Administrator together with such additional information to support his request as the Participant or the Plan Administrator deems necessary or appropriate.

         (a) The amount of a hardship withdrawal shall be limited to the amount needed to satisfy the specified hardship or, if less, the amount of contributions made on behalf of the Participant under Section 3.1 (to the extent not previously distributed) and may not include any net investment return.


         (b) Hardship distributions shall be made only if the Employee demonstrates to the Plan Administrator that the distribution is "on account of immediate and heavy financial need," as determined by the Plan Administrator. The distribution shall be deemed to be "on account of immediate and heavy financial need" if it is on account of:

             (i) medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse or any dependents of the Employee (as defined in Code Section 152);

             (ii) purchase (excluding mortgage payment or refinancing) of a principal residence for the Employee;

             (iii) payment of tuition and related educational fees for the next semester, quarter or twelve (12) months of post-secondary education for the Employee or the Employee's spouse, children or dependents; or

             (iv) the need to prevent the eviction of the Employee from his principal residence or the foreclosure on the mortgage of the Employee's principal residence.

         (c) Hardship distributions shall be made only if the Employee demonstrates to the Plan Administrator that the distribution is "necessary to satisfy the financial need," as determined by the Plan Administrator. The distribution shall be deemed to be "necessary to satisfy the financial need" if the following requirements are satisfied:

             (i) the distribution is not in excess of the amount of the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

             (ii) the Employee has obtained all distributions (other than hardship distributions) and all non-taxable loans available under all qualified retirement plans administered by the Plan Sponsor;

             (iii) the Employee is ineligible to make Before-Tax Contributions to this Plan pursuant to Section 3.1 for twelve (12) consecutive months following the month of the distribution; provided, however, that such contributions may recommence following the end of the twelve-month suspension period (unless the suspension period is extended in connection with a subsequent hardship withdrawal) if the Employee files on a timely basis a completed Election Form in accordance with
                    Section 3.4;

             (iv) the Employee suspends contributions to any plan sponsored by the Plan Sponsor calling for voluntary employee deferrals or contributions for the suspension period described in subparagraph (iii); but may recommence such deferrals or contributions after the end of the suspension period to the extent authorized under the affected plan (if the plan in question does not allow the Employee to suspend or end contributions for the necessary period, the Employee will not be eligible for a withdrawal);

             (v)    The Employee's Before-Tax Contributions pursuant to Section
                    3.1 for the Plan Year following the Plan Year of the distribution may not exceed the limits on such contributions specified under Section 3.6 for such following Plan Year reduced by the Employee's Before-Tax Contributions for the Plan Year of the distribution. Such withdrawal shall be effected as of a Valuation Date which follows the date the Plan Administrator grants such request as soon as practicable after such date. Notwithstanding anything in this Section 5.2 to the contrary, no hardship withdrawal may be made or applied for during any exclusion period. For purposes of this Section 5.2, an "exclusion period" with respect to a Participant commences when he first engages in a labor dispute with an Employer involving a work stoppage (including, without limitation, strikes and lockouts) and continues until the Participant returns to work, or makes an unconditional offer to return to work, with an Employer.

         5.3 IN-SERVICE DISTRIBUTIONS. Subject to such uniform and nondiscriminatory rules as the Plan Administrator may establish from time to time, a Participant may request an in-service withdrawal from his After-Tax Employee Account, if any (or from all of one such account and all or a part of the other such account), by properly completing and delivering to the Plan Administrator an Election Form (or such other form of request as the Plan Administrator shall approve for use by all Participants similarly situated) on or before the Valuation Date as of which the Participant desires to make such withdrawal, and the requested withdrawal shall be made as of such date. Withdrawals under this Section 5.3 shall be permitted only once per Plan Year and shall be charged to principal or income of the subaccount in accordance with the provisions of Code Section 72(e)(8).

         5.4 WITHDRAWAL OF PLAN TO PLAN TRANSFER ACCOUNT. A Participant may withdraw amounts from an Account established to accept transfers of the accounts or assets under Section 3.10, subject to the applicable provisions of this
Section 5.

         5.5 WITHDRAWAL AS ELIGIBLE ROLLOVER DISTRIBUTION. The taxable portion of any amount withdrawn in accordance with this Section 5 is an "eligible rollover distribution" eligible for direct rollover, as set forth in Section 5.8.

         5.6 LOANS. The Plan Administrator shall authorize a loan program under the Plan that permits Participant loans in accordance with this Section 5.6.

         (a) Any active Participant and any inactive Participant who is an "interested party" as defined in Section 3(14) of ERISA may apply for a loan from the Plan in lieu of a withdrawal. To obtain a loan, such Participant must submit a written application for approval on a form and in such manner as may be prescribed by the Plan Administrator.

         (b) A loan must be at least $1,000 and may not exceed the lesser of (i) $50,000, reduced by the excess of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date the loan is made over the outstanding balance of the loans from the Plan on the date the loan is made, or (ii) 50% of the Participant's Account.

         (c) The term for repaying the loan shall be at least 12 months but not more than 5 years; provided, that a loan used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may not exceed 15 years.

         (d) Loan disbursements shall be made from the Participant's Investment Funds in proportion to his vested balance in the Investment Funds. A loan shall be considered to be an investment of the Participant's interest in the Plan which has been directed by the Participant. Repayments of principal and interest shall be reinvested in accordance with the Participant's then-current investment election.

         (e) The loan shall bear interest at a reasonable rate as determined by the Plan Administrator. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans granted at different times may have different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by economic conditions.

         (f) The loan shall provide that a Participant shall repay his loan by payroll deductions that will amortize the loan in level payments over its term, but shall also provide that a Participant may repay the remaining balance of the loan in a single lump sum through a withdrawal from the Plan used in whole or in part for such repayment or through a cash payment.

         (g) If a Participant is absent from work with less than full compensation, payroll deductions will continue as long as his pay is sufficient to cover the amounts due under the terms of the loan. If the Participant's compensation is insufficient to cover the regular payments due, the Participant shall make arrangements with the Plan Administrator for repaying principal and interest on a current basis.

         (h) A Participant who qualifies for a hardship withdrawal under Section
5.2 may withdraw from the Plan to the extent that such withdrawal will not result in his loan exceeding the maximum limitations under this Section 5.6, unless the Participant authorizes the Plan Administrator to apply a sufficient amount of such withdrawal to reduce the loan to the maximum limitations after such withdrawal.

         (i) A Participant shall not be approved for a loan under this Section until any prior loan has been completely amortized.

         (j) The Participant shall execute a promissory note and assign to the Plan his rights to his Accounts to the extent necessary to pay off the loan in the event of default. A Participant will be deemed to have defaulted on his loan upon the earlier of:

             (i) separation from service due to retirement, death, a total and permanent disability, layoff, or any other reason; or

             (ii)   failure to make a loan repayment when due.

         (k) Upon default, the Plan Administrator may take any action (including reinstatement of the loan upon receipt of accounts, if any, in arrears and resumption of timely, regular repayment installments) permitted by law and consistent with the provisions of the Plan and its continued qualification to collect the balance due on the loan (or see to the application of collateral to the payment thereof). No amount shall be distributed to a Participant in default on an outstanding loan until the loan is repaid in full. If the amount of any such distribution is insufficient to repay the loan, the Participant or his beneficiary shall be liable for repaying any amount still outstanding;

         (l) Nothing in this Section 5.6 shall preclude the Plan Administrator from declaring a moratorium on the approval of loans or from amending this Section subject to applicable regulations issued by the Internal Revenue Service.

         5.7 FORM AND TIMING OF DISTRIBUTIONS.

         (a) Election of Benefits. On or before a Participant's retirement, elected benefit commencement date or "required beginning date" (as defined in Section 5.7(c)(iv)) the Participant shall notify the Plan Administrator of his election that benefits due to him upon termination of employment be paid or made available in accordance with one or more of the following methods:

             (i) for all Participants, by a lump sum payment in cash or, for that portion of an Account invested in an Investment Fund of common stock of the Plan Sponsor, in shares of common stock plus cash equal to the fair market value of any fractional share of common stock; or

             (ii) for Participants who will attain age 59 1/2 when benefit payments commence, in annual installments over a period not to exceed ten years, provided such period does not exceed the greater of the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his Beneficiary. The amount of each installment will be determined by dividing the Participant's Account balance by the number of annual installments which remain to be made at the time a particular installment is to be paid.

         A Participant may change his election of benefits by filing a new election in writing at any time prior to his benefit commencement date or prior to the purchase of any annuity contract for payments under subparagraph (ii), above. A Participant who has previously elected to receive benefits under subparagraph (ii) may subsequently apply in writing to the Plan Administrator for a lump sum distribution in cash.

         (b) Method of Payment. Benefits shall be paid or made available under the Plan upon the direction of the Plan Administrator as soon as practicable after termination of Employment occurs and shall be distributable thereafter at the written request of the Participant (or, where applicable, his Beneficiary or alternate payee). Unless the Participant elects otherwise, distribution of benefits will begin no later than sixty days after the end of the Plan Year in which the latest of the following events occurs:

             (i)    The Participant's attainment of age 65;

             (ii) The tenth anniversary of the year in which the Participant commenced participation in the Plan; or

             (iii) The Participant's termination of employment with the Employer or an Affiliate.

         (c) Required Distributions. Notwithstanding any other provision of the Plan, the rules of this paragraph (c) shall apply.

             (i) The entire interest of an Employee will be distributed to such Participant not later than (A) the "required beginning date" (defined under subsection (iv)) or (B) if distributed under Section 5.7(a)(ii), beginning not later than the "required beginning date" set forth in regulations issued by the Secretary of the Treasury.

             (ii) If distributions have begun under (i)(B), upon the death of an Employee before his entire interest has been distributed, the remaining portion will be distributed at least as rapidly as under the method being used under (i)(B) as of the date of his death.

             (iii) If distributions have not begun upon the death of a Participant, if no election has been made by the Beneficiary pursuant to Section 5.7(e), the entire interest of the Participant will be distributed in accordance with Section 5.7(a)(i) at the end of the calendar year containing the fifth anniversary of the Participant's death.

             (iv) For purposes of this Section, the term "required beginning date" means:

                    (A) for a Participant who is not a five percent owner (as defined under Code Section 416), April 1 of the calendar year following the year in which occurs the later of the Participant's: (A) termination of employment with the Employer, or (B) attainment of age 70 1/2; and

                    (B) for a Participant who is a five percent owner, April 1 of the calendar year following the calendar year in which the Employee attains age 70 1/2, or such other date as may be prescribed by applicable law or regulations.

                    Notwithstanding the foregoing, if a Participant who is not a five percent (5%) owner attained age 70 1/2 on or after January 1, 1996 and is still employed by the Employer on April 1 of the calendar year following the year in which he or she attained age 70 1/2, such Participant may elect to either (i) commence the distribution of his or her vested Account, effective as of April 1 of the calendar year following the calendar year in which he or she attained age 70 1/2, or (ii) to delay the commencement of distributions until the termination of his or her employment.

         (d) Consent to Distribution. Notwithstanding the foregoing, effective January 1, 1998, a Participant whose Account balance does not exceed $5,000 at the time of his or her termination of employment with the Employer shall receive his or her Account in a single sum cash payment as soon as administratively practicable after his or her termination of employment. If the Participant's Account balance at the time of any distribution exceeds $5,000, then neither that distribution nor any subsequent distribution shall be made to the Participant at any time before his or her sixty-fifth (65th) birthday without his or her written consent. No such consent shall be valid unless the Participant receives a general description of the material features and an explanation of the value of the form of benefit available under the Plan. In addition, the Participant must be informed of his or her right to defer receipt of the payment or distribution. The Plan Administrator shall deliver such written notice to the Participant during a period beginning no less than thirty
(30) days and no more than ninety (90) days before the Participant's date of commencement of benefits. The written consent of the Participant to the payment or distribution shall not be made before the Participant receives the notice and shall not be made more than ninety (90) days before his or her date of commencement of benefits.

         Notwithstanding the foregoing, a distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

         (e) Rights of Beneficiary. In the event of the death of a Participant who has begun to receive benefits in annual installments under the provisions of
Section 5.7(a)(ii), his Beneficiary will receive the undistributed value of his Accounts in annual installments on the same basis as the Participant had elected. Alternatively, his Beneficiary may receive the undistributed value of his Accounts in a lump sum of cash by filing an election in writing with the Plan Administrator within 90 days of the Participant's death. The Beneficiary of a deceased Participant other than described above may elect to receive the undistributed value of the Participant's Accounts under one of the methods in
Section 5.7(a) by filing an election in writing with the Plan Administrator within 180 days of the Participant's death, except that the maximum period in
Section 5.7(a)(ii) shall be five years. If the Beneficiary does not elect a distribution within 180 days, the Plan Administrator will distribute the Accounts in accordance with Section 5.4(c)(iii).

         The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive benefits of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

         (f) Claims. Subject to the distribution deadlines set forth in Section 5.7(b) and the procedures set forth in Section 12, no Account shall become payable unless and until a claim for payment is completed and filed on an Election Form with the Plan Administrator unless the Plan Administrator acting in its absolute discretion elects to direct the distribution of such

Account in the absence of such a claim. All claims shall be processed in accordance with the claims procedure described in the Summary Plan Description for this Plan. Furthermore, if the distribution of an Account is called for under this Section 5.7 and the Plan Administrator is unable to locate the Participant or his Beneficiary after sending written notice to his last known address and to the United States Social Security Administration and no claim is filed for such Account under this Section 5.7(g), the Plan Administrator shall have the right to presume that the Participant and his Beneficiary are dead and to treat such Account as a forfeiture applicable to GNP Matching Contributions for the year in which such forfeiture occurs, subject to reinstatement in the event that the Participant or his Beneficiary subsequently files a claim for such Account.

         5.8 DIRECT ROLLOVER. Any "Eligible Rollover Distribution" under this Section may, at the Participant's election, and subject to such uniform and nondiscriminatory conditions as the Plan Administrator may require, be transferred to an "Eligible Retirement Plan," subject to the provisions of
Section 402 of the Code and the regulations thereunder and as hereinafter provided.

         (a) The Plan Administrator shall advise any "Distributee" entitled to receive an "Eligible Rollover Distribution" no less than thirty nor more than ninety days before the starting date of any payment (or at such other time as is permitted by law) of his right to elect a "Direct Rollover" to an "Eligible Retirement Plan" pursuant to the provisions of this Section. To elect a Direct Rollover, the Distributee must request in writing to the Plan Administrator that all or a specified portion of the Eligible Rollover Distribution be transferred directly to one or more "Eligible Retirement Plans". If a distribution will be made on behalf of the Distributee in more than one year, the notice specified in the first sentence of this Paragraph must be given to the Distributee in each year in which there is an Eligible Rollover Distribution, and the Distributee must file a new election with the Plan Administrator if he wishes to have the Eligible Rollover Distribution transferred directly to an Eligible Retirement Plan. The Distributee shall not be entitled to elect a Direct Rollover pursuant to this Section, unless he has obtained any applicable Spousal Consent that would otherwise be required to obtain a distribution in the amount of the Eligible Rollover Distribution.

         (b) For purposes of this Section the following definitions shall apply:

             (i) A "Direct Rollover" is a payment by the Plan to the "Eligible Retirement Plan" specified by the Distributee;

             (ii) A "Distributee" includes Participants, a Participant's surviving spouse and a Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), but only with regard to the interest of such individual under the Plan;

             (iii) An "Eligible Retirement Plan" is a retirement plan which meets the requirements of Code Section 401(a), an annuity described in Code Section 403(a), an individual retirement account described in Code Section

                    408(a), or an individual retirement annuity (other than an endowment contract) described in Code Section 408(b), the terms of which permit the acceptance of a Direct Rollover of the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity. The Plan Administrator may establish reasonable procedures for ascertaining that the Eligible Retirement Plan meets the preceding requirements.

             (iv) An "Eligible Rollover Distribution" is any distribution from this Plan of all or any portion of the balance to the credit of the Distributee, except for distributions (or portions thereof) which are: (i) part of a series of substantially equal periodic payments (not less frequently than annually) made over the life of the Participant (or the joint lives of the Participant and the Participant's designated Beneficiary), the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary), for a specified period of ten years or more; (ii) required under Code Section 401(a)(9) (relating to the minimum distribution requirements); or (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation in employer securities described in Code Section 402(e)(4)).


                                    SECTION 6
                                   FIDUCIARIES

         The following parties are Fiduciaries of the Plan:

             (i)    The Employer;

             (ii)   The Plan Sponsor;

             (iii)  The Trustee; and

             (iv) Any committee or individual appointed by the Employer or the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Employer or the Plan Sponsor.

                                    SECTION 7
                               PLAN ADMINISTRATION

         7.1 ADMINISTRATION BY FIDUCIARIES.

         (a) The Plan Administrator shall be the Named Fiduciary. If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Employer shall function as the Plan Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

         (b) The responsibilities of each Fiduciary may be specified by the Employer or the Plan Sponsor in writing. If no such delegation is made by the Employer or Plan Sponsor, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Employer and the Plan Sponsor that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Employer, the Plan Sponsor, or the Fiduciaries deliver to the Trustee a written revocation of such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

         (c) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Employer or the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to paragraph (b), above.

         7.2 RESPONSIBILITIES OF THE PLAN SPONSOR. The Plan Sponsor shall have the following powers and duties with respect to the Plan:

             (i) to appoint the members of any committee created to exercise any responsibility with respect to the Plan;

             (ii) to terminate the Plan in whole or in part pursuant to the procedures provided hereunder;

             (iii) to delegate any of the fiduciary responsibilities under the Plan to any individual, committee, or entity (including the Employer) it may designate; provided, however, that any delegation of a fiduciary duty that has already been assigned by the provisions of the Plan, by previous action of the Board, or by written allocation among the Fiduciaries, shall be effected by delivery in writing to the Fiduciaries to and from whom such responsibility is being reassigned;

             (iv) to designate any individual, committee, or entity to whom fiduciary responsibilities are delegated as an additional Fiduciary or Named Fiduciary of the Plan; and

             (v) to exercise any other powers or responsibilities not specifically allocated to another fiduciary.

         7.3 RESPONSIBILITIES OF THE TRUSTEE. The Trustee shall have the powers and duties allocated to it in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan, except to the extent such responsibilities are delegated or assigned by the Board or its delegate to, and accepted by the Trustee.

         7.4 RESPONSIBILITIES OF THE PLAN ADMINISTRATOR.

         (a) The Plan Administrator shall be responsible for and shall discharge all duties and obligations imposed on a Plan Administrator by ERISA and the Code. The Plan Administrator shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Participants in the manner and at the times required by law. The Plan Administrator may employ counsel and/or consultants to render advice with regard to any responsibility of the Plan Administrator under the Plan and may employ necessary clerical help. Any individual or committee designated as the Plan Administrator shall report to (or as directed by) the Board in order that the Plan Administrator's performance of his duties may be periodically reviewed.

         (b) In addition, the Plan Administrator shall have the following discretionary powers and duties with respect to the Plan:

             (i) to establish and enforce such rules, regulations and procedures as the Plan Administrator shall deem necessary or proper for the efficient administration of the Plan;

             (ii) to interpret the Plan, the Plan Administrator's interpretation thereof in good faith to be final and conclusive;

             (iii) to decide all questions of fact concerning the Plan and the eligibility of any Employee to participate in the Plan;

             (iv) to compute the amount of benefits which shall be payable to any Participant, retired Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

             (v) to advise the Trustee in writing with respect to all benefits which become payable under the terms of the Plan and to direct the Trustee to pay such benefits from the Trust Fund;

             (vi) to submit annually to the Board or its designee a report showing in reasonable summary the financial condition of the Plan and Trust Fund, a summary of the operations of the Plan for the past year, and any further information which the Board or its designee may require;

             (vii) to maintain all such books of account, records and other data as shall be necessary for proper administration of and necessary actuarial valuations for the Plan and to meet the reporting and disclosure requirements of ERISA;

             (viii) to appoint any accountant, attorney, consultant or other professional; and

             (ix) to appoint individuals to perform administrative functions and to determine their powers and responsibilities as the Plan Administrator may determine, subject to this Section 7 and the requirements of ERISA. Any such allocation or delegation shall be periodically reviewed by the Board or its designee.

         7.5 DELEGATION OF DUTIES.

         (a) Any committee established by the Plan Sponsor or at its direction or by its designee may appoint subcommittees and determine their powers; and the Plan Sponsor and its designees and their designees may allocate among themselves or may delegate to another person or persons such of the fiduciary duties as they may in their sole discretion determine. Any such allocation or delegation shall be periodically reviewed by the Board.

         (b) The Plan Sponsor, the Plan Administrator and their respective designees, agents, officers and employees and any committee established by the Plan Sponsor or at its direction or by its designee, shall be entitled to rely upon all certificates and reports made by the accountant or consultant and upon all opinions given by legal counsel; the Plan Sponsor, the Plan Administrator, and their respective designees, agents, officers and employees and any committee established by the Plan Sponsor or at its direction or by its designee, shall be fully protected in respect to any action taken or suffered by them in good faith and acting as prudent men would act in like circumstances in reliance upon such certificate, report or the advice or opinion of such accountant, consultant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants, retired Participants, surviving spouses, Beneficiaries and contingent annuitants.

         7.6 COMMITTEE ACTION. Unless otherwise directed by or at the direction of the Plan Sponsor, a majority of the members of any committee established by or at the direction of the Plan Sponsor or by its designee shall constitute a quorum. Decisions with a quorum present shall be by majority vote. The action of a majority expressed in writing without a meeting shall constitute the action of a committee and shall have the same effect as if assented to by every member.

         7.7 INDIVIDUAL INDEMNIFICATION.

         (a) To the extent permissible under ERISA, the Plan Sponsor shall indemnify each member of the Board and the Employer's board of directors, each member of any committee established by or at the direction of the Plan Sponsor or its designee, and the Plan Administrator or any of their delegates against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act of omission or commission performed by them or any one of them as a director, committee member or Plan Administrator, or designee or delegate thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan.

         (b) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Plan Sponsor, notify the Plan Sponsor of the commencement thereof, and the omission so to notify the Plan Sponsor will relieve it from the liability hereunder, but not from any other liability which it may have to such person. The Plan Sponsor shall be entitled to participate at its own expense in the defense or to assume the defense of any action brought against any party indemnified hereunder.

         (c) In the event the Plan Sponsor elects to assume the defense of any such suit, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

         7.8 EXPENSES. Any expenses reasonably incurred by the Plan Administrator or any member of any committee in the performance of their duties shall be paid by the Employer. Such reasonable expenses include the Employer's securing insurance to protect them from personal liability resulting from their actions taken in a fiduciary capacity with respect to this Plan. All reasonable expenses incurred in connection with the administration of the Plan, including the compensation of the Trustee, administrative expenses, any investment management charges and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any counsel, accountant, specialist or other person who shall be retained by the Employer in connection with the administration of the Plan shall be paid from the Trust Fund; provided, that the Employer may, in its discretion, elect to pay any such expenses.


                                    SECTION 8
                                 FUNDING MEDIUM

         The funding medium for this Plan shall be a trust established or designated by the Plan Sponsor, in its sole discretion, for purposes of receiving, investing and accounting for all contributions to this Plan and the net investment return to those contributions. The Trust Fund shall be held, administered, controlled and invested by the Trustee, subject to the terms of this Plan and the Trust Agreement.

                                    SECTION 9
                            AMENDMENT AND TERMINATION

         9.1 AMENDMENT. The Plan Sponsor reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations or other policies, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the Trustee without its consent thereto in writing. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participant or Beneficiary with respect to contributions made on his behalf prior to the date of such amendment.

         9.2 MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. The Plan shall not merge or consolidate with, or transfer its liabilities to any other plan or entity unless each Participant would, if the surviving plan or entity then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer. Any such merger, consolidation, or transfer shall be accomplished in accordance with applicable regulations of the Internal Revenue Service.

         9.3 TERMINATION. The Plan is purely voluntary on the part of the Plan Sponsor and each Employer, and the Plan Sponsor reserves the right to terminate or completely discontinue contributions under the Plan, and terminate the Trust Agreement and the trust hereunder. Upon a complete or partial termination of the Plan, or complete discontinuance of contributions hereunder, the value of the Account of each Participant affected by such termination or discontinuance shall be fully vested, and payment of benefits shall be made to such Participants or their Beneficiaries either upon such termination or upon the termination of employment of the respective Participants, at the discretion of the Plan Administrator, in the same manner as on termination of employment under Section 5.7.

         9.4 WITHDRAWAL OF AN EMPLOYER. Subject to the requirements of ERISA and the Code, any one or more of the Employers may, with the consent of the Plan Sponsor, terminate its participation in and withdraw from the Plan by giving six months' advance notice in writing to the Plan Sponsor of its or their intention to withdraw, unless a shorter notice shall be agreed to by the Board. Upon such withdrawal, the Plan Sponsor shall certify to the Trustee the equitable shares of such withdrawing Employers in the Trust Fund and the Trustee shall thereupon set aside such securities and/or property to such legal representatives as may be designated by such withdrawing Employer. The withdrawal of an Employer from the Plan shall not constitute a termination of the Plan as thereafter in effect for any other Employer that has not withdrawn.

         9.5 PROCEDURE. The termination, partial termination or amendment of this Plan may be effected by the adoption of a resolution by the Board to that effect, or by the execution of an instrument amending or terminating the Plan by the Board's designee, to whom such authority to so act has been given by resolution of the Board. The authorization of the Board may be general and need not be given in contemplation of or with reference to specific terms of amendment or termination.


                                   SECTION 10
                                  MISCELLANEOUS

         10.1 CONSTRUCTION. This Plan shall be construed, regulated and administered in accordance with the laws of the State of Delaware to the extent that such laws are not preempted by Federal Law. The Plan and the Trust Agreement shall be construed so as to qualify under sections 401(a), 401(k) and 501(a) of the Code.

         10.2 SPENDTHRIFT CLAUSE. Subject to Section 10.10, no Account, benefit, payment or distribution under this Plan shall (except to the extent permitted by law) be subject to the claim of any creditor of a Participant or Beneficiary, or to any legal process by any creditor of such person, and no Participant or Beneficiary shall have any right to alienate, commute, anticipate or assign all or any portion of his Account, benefit, payment or distribution under this Plan.

         10.3 LEGALLY INCOMPETENT. If the Plan Administrator finds that a person entitled to a benefit is unable to care for his affairs because he is a minor or because of illness or accident, the Plan Administrator may direct that any benefits due him, unless a claim shall have been made therefor by a duly appointed legal representative, shall be paid to the spouse, child, or legal representative of such person, or to a person who has custody or who has assumed responsibility for the care of such person. Any payments so made under the direction of the Plan Administrator shall be a complete discharge of the liabilities of the Plan therefor.

         10.4 BENEFITS SUPPORTED ONLY BY TRUST FUND. Any person having any claim for any benefit under the Plan shall look solely to the assets of the trust established in accordance with Section 8 as the funding medium for this Plan for the satisfaction of such claim. In no event will the Plan Sponsor, the Plan Administrator, an Employer or the Trustee, or any of their employees, officers, participants of their boards of directors or agents, be liable in their individual capacities to any person whomsoever for the payment of benefits under this Plan.

         10.5 STATUTORY COMPLIANCE. This Plan and the contributions thereto are contingent upon and subject to the condition precedent that it (and its associated trust) be approved and determined to be qualified (both initially and on a continuing basis) by the Internal Revenue Service as meeting the requirements of Code Sections 401(a) and 501(a) so as to permit each Employer to deduct currently for income tax purposes the amounts of its contributions under the Plan, so that contributions and income accruals will not be subject to current income taxation and so that the trust funding this Plan shall be exempt from income taxation. For purposes of determining the Plan's qualified status, the Plan is to be deemed to be a profit sharing plan, although it is intended to be, in operation, a savings plan under Code Section 401(k) and contributions under the Plan need not be made solely out of accumulated earnings and profits of Employers. This Plan is also intended to meet the requirements of ERISA and other applicable laws. Notwithstanding anything in this Plan to the contrary, the Plan Sponsor shall have the right to amend this Plan at any time and in any respect necessary in its sole judgment in order to keep it in compliance with the Code, ERISA or such other applicable law. For purposes of determining the effective date of Code, ERISA or other law provisions requiring changes in this Plan, the Plan Sponsor may, in its discretion, disregard any special effective date rule pertaining to collectively bargained plans which may otherwise apply and may implement any such amendment as of the first date that any requirement would be effective with respect to the Plan if the Plan were not the subject of collective bargaining.

         10.6 DISCRIMINATION. The Plan Administrator shall administer this Plan in a uniform and consistent manner with respect to all Participants and Beneficiaries and shall not permit discrimination in favor of its officers, stockholders or "highly compensated employees" (as defined in Code Section 414(q)).

         10.7 PAYMENT IN FULL SATISFACTION OF CLAIMS. Any payment to a Participant or Beneficiary or to his legal representative, child, spouse, or heirs-at-law, made in accordance with the provisions of this Plan shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Sponsor, the Plan Administrator, the Trustee and the Employers, any of whom may require such person, his legal representative, child, spouse, or heirs-at-law, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be satisfactory to the Plan Sponsor, the Plan Administrator, the Trustee or any Employer, as the case may be.

         10.8 NONREVERSION. No part of the Trust Fund shall ever be used for or be diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries except:

              (i)   as expressly provided otherwise in this Plan;

              (ii) a contribution which is made by the Employer or Plan Sponsor by a mistake of fact upon direction of the Employer or Plan Sponsor shall be refunded by the Trustee to the Employer or Plan Sponsor within one year after the payment of such contribution; and

              (iii) a contribution (other than a contribution actually credited to an After-Tax Employee Account) for which the Internal Revenue Service denies an income tax deduction to the Plan Sponsor or an Employer shall be refunded by the Trustee to the Employer or Plan Sponsor within one (1) year after the denial of such deduction upon the Employer's or Plan Sponsor's direction, all such contributions being made expressly on the condition that such contributions are deductible in full for federal income tax purposes.

         10.9 AGENT FOR SERVICE OF PROCESS. The agent for service of process for this Plan shall be the person or entity currently listed in the Summary Plan Description for this Plan as the agent for service of process.

         10.10 QUALIFIED DOMESTIC RELATIONS ORDERS. In accordance with uniform and nondiscriminatory procedures established by the Plan Administrator from time to time, the Plan Administrator upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Accounts in whole or in part to an "alternate payee" (as that term is defined in Code Section 414(p)(8)) shall:

               (i) promptly notify the Participant and such "alternate payee" of the receipt of such order and of the procedure which the Plan Administrator will follow to determine whether such order constitutes a "qualified domestic relations order" within the meaning of Code Section 414(p);

               (ii) determine whether such order constitutes a "qualified domestic relations order," notify the Participant and such "alternate payee" of the results of that determination and, if the Plan Administrator determines that such order does constitute a "qualified domestic relations order";

               (iii) transfer such amounts, if any, as the Plan Administrator determines necessary or appropriate from the Participant's Account to a special Account for such "alternate payee" which shall be invested in accordance with the rules provided in Section 4 as if the "alternate payee" were a Participant with respect to the special Account; and

               (iv) make such distributions to such "alternate payee" as the Plan Administrator deems called for under the terms of such order in accordance with Code Section 414(p).

The determinations and distributions made by, or at the direction of, the Plan Administrator under this Section 10.10 shall be final and binding on the Participant and on all other persons interested in such order.

         10.11 DEFINED TERMS. Except where otherwise explicitly provided in this Plan, all terms or phrases used in this Plan shall be defined as specified in this document, and in no event is it intended that any term or phrase used in this Plan be defined by reference to any collective bargaining agreement. It is also not intended that any term or phrase used in any collective bargaining agreement be defined by reference to the definition of the same or a similar term or phrase in this document.

                                   SECTION 11
                     TRANSFER OF ASSETS FROM AND ASSUMPTION
                  OF CERTAIN LIABILITIES OF THE GEORGIA-PACIFIC
                         CORPORATION HOURLY 401(K) PLAN

         11.1 ASSET TRANSFER. All assets held by the Trustee of the Georgia-Pacific Corporation Hourly 401(k) Plan (the "G-P Plan") on the day preceding January 1, 1992 (solely for purposes of this Section 11, the "Effective Date") in accounts of participants in the G-P Plan who became Employees on the Effective Date shall be transferred on the Effective Date or as soon thereafter as feasible to the Trustee to become a part of the Trust Fund and held in the Accounts of the respective employees on whose behalf such assets were held pursuant to the terms of the G-P Plan. Amounts received by the Trustee upon such transfer of assets were invested in the Interest Income Fund. Upon such transfer the transferred assets became assets of this Plan for all purposes hereunder, effective as of the Effective Date. This Plan shall assume the liabilities of the G-P Plan to the Employees whose G-P Plan accounts were transferred to the Trustee with respect to the transferred accounts.

         11.2 VESTING. Each former employee of Georgia-Pacific Corporation on whose behalf one or more accounts under the G-P Plan were transferred to this Plan shall have a one hundred percent (100%) vested and nonforfeitable interest in each such transferred Account as of the Effective Date. For purposes of determining Years of Service for vesting purposes under the Plan, individuals who became Employees on the Effective Date and who were Georgia-Pacific Corporation employees on the immediately preceding day shall be credited with the period(s) of employment credited toward years of service under the G-P Plan as in effect on the day preceding the Effective Date.

         11.3 ELIGIBILITY TO PARTICIPATE. For purposes of determining Years of Service with respect to eligibility to participate in the Plan, individuals who became Employees on the Effective Date and who were Georgia-Pacific Corporation employees on the immediately preceding day shall be credited with period(s) of employment which would have been credited toward eligibility to participate in the G-P Plan (as in effect on the day preceding the Effective Date), had the individual's employment with the Employer been continuous employment with Georgia-Pacific Corporation.


                                   SECTION 12
                                CLAIMS PROCEDURE

         12.1 SUBMISSION OF CLAIMS. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator for this purpose. Written notice of the disposition of a claim shall be furnished to the claimant within 30 days after the application therefor is filed. Such 30-day period may be extended (for an additional 90 days) if the Plan Administrator determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 30 days after receipt of the claim.

         12.2 WRITTEN NOTICE OF DENIED CLAIM. The Plan Administrator shall provide adequate notice in writing to any person whose claim for benefits has been denied. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect the claims; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure.

         12.3 REVIEW OF DECISION DENYING CLAIM. If a claimant's claim has been denied in whole or in part, the claimant shall be advised in writing that he or his duly authorized representative may request a review by a committee designated by the Board upon written application to the Plan Administrator. The claimant or his duly authorized representative shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of a claim. Within 10 days after, or as part of, a timely request for review, the claimant may resubmit issues and comments in writing and may review pertinent documents.

         12.4 HEARING. Upon receipt of a timely request for review, the committee designated by the Board may hold a hearing, or, in its discretion, appoint one or more of its members to hear the claimant's request and inquire into the merits of the matter. Such member(s) shall meet promptly with the claimant and/or his duly authorized representative and hear such arguments and/or examine such documents as the claimant or his representative shall present. The member(s) shall report his (their) findings to the Plan Administrator orally or in writing.

         12.5 WRITTEN DECISION OF COMMITTEE. A decision of the committee designated by the Board pursuant to Section 12.3 on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant. Such decision shall include specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly and not later than 60 days after a request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be so advised in writing prior to the expiration of the initial 60-day period and decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review.


                                   SECTION 13
                              TOP HEAVY PROVISIONS

         13.1 OVERRIDING PROVISION. If the Plan is or becomes top-heavy in any Plan Year, the provisions of this Section shall supersede any conflicting provisions in the Plan.

         13.2 DEFINITIONS.

         (a) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year.

         (b) Earnings. For purposes of this Section 13, "compensation" within the meaning of Section 3.5 for the Plan Year.

         (c) Key Employee. Any Employee or former Employee (and the Beneficiary(ies) of such Employee) who, at any time during the determination period, was a Key Employee, in accordance with Section 416(i)(1) of the Code and regulations thereunder.

         (d) Permissive Aggregation Group. The "Required Aggregation Group" of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

         (e) Present Value. The value based on the 1983 Group Annuity Mortality Table, separately for males and females, and an interest rate of 5% per annum.

         (f) Required Aggregation Group. (1) Each qualified plan of the Employer in which at least one Key Employee participates, and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) and 410 of the Code.

         (g) Top-Heavy Plan. For any Plan Year, this Plan is top-heavy if any of the following conditions exist:

              (i) If the Top-Heavy Ratio for this Plan exceeds 60 percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

              (ii) If this Plan is a part of a Required Aggregation Group of plans (but not part of a Permissive Aggregation Group) and the Top-Heavy Ratio for the group of plans exceeds 60 percent; or

              (iii) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

         (h)  Top-Heavy Ratio.

              (i) If the Employer maintains one or more defined benefit plans and has not maintained any defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had account balances, the Top-Heavy Ratio for this group alone or for the Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits of all Key Employees as of the Determination Date, and the denominator is the sum of the Present Values of all accrued benefits, determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits distributed in the five-year period ending on the Determination Date.

              (ii) If the Employer maintains one or more defined benefit plans and maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), which, during the five-year period ending on the Determination Date, has or has had any account balances, the Top- Heavy Ratio for any Required or Permissive Aggregation Group, as applicable, is a fraction. The numerator is the sum of the Present Values of accrued benefits under the aggregate defined benefit plan or plans for all Key Employees, determined in accordance with (1) above, plus the sum of account balances under the aggregate defined contribution plan or plans of all Key Employees as of the Determination Date. The denominator is the sum of the Present Values of all accrued benefits under the aggregate defined benefit plan or plans for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants, all determined in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and the denominator include any part of any accrued benefits or account balances distributed in the five-year period ending on the Determination Date.

              (iii) For purposes of (i) and (ii) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Comprehensive Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in
                    Section 416 of the Code and the regulations thereunder for the first and second plan years for a defined benefit plan. The account balances and accrued benefits will be disregarded for a Participant: (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not received any compensation from any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for computing the Top-Heavy Ratio. When aggregating plans, the values of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         (i)  Valuation Date. The first day of the Plan Year.

         13.3 MINIMUM CONTRIBUTION. For any Plan Year in which this Plan is top-heavy, provided the top-heavy ratio is less than 90%, each Employee who is eligible to participate under Sections 2.1 or 2.2, and who is not eligible for participation under any defined benefit plan maintained by his Employer shall have a contribution of 5% of Earnings credited to his Accounts. Such contribution will be made with respect to any such Employee irrespective of whether such Employee has performed or will perform l,000 Hours of Service (or the equivalent) for such Plan Year or has made any contributions to this Plan with respect to such Plan Year. This contribution shall include amounts contributed under Sections 3.1 and 3.2. For any Plan Year in which the top-heavy ratio for this Plan is 90% or more, such minimum contribution shall be 3% of Earnings, and, for Plan Years beginning before January 1, 2000, the 125% factor in Section 3.7 shall be reduced to 100%.


                                   SECTION 14
                        EXERCISE OF SHAREHOLDERS' RIGHTS

         14.1 VOTING RIGHTS.


         (a) Each Participant shall be entitled to direct the Trustee as to the manner in which the shares of Bowater Incorporated common stock allocated to his Accounts are to be voted. The Trustee, through the Plan Administrator, shall notify Participants of each occasion for the exercise of voting rights within a reasonable time prior to the date such rights are to be exercised. The notification shall include all information that the Plan Sponsor distributed to other shareholders regarding the exercise of such rights.

         (b) Not less than five (5) business days prior to the date on which such voting rights are to be exercised, each Participant wishing to exercise such rights shall inform the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the manner in which such voting rights are to be exercised. If a Participant does not direct the Trustee in whole or in part with respect to the exercise of voting rights attributable to shares of Bowater Incorporated common stock allocated to his Accounts, the Trustee shall not exercise such voting rights. To the extent possible, the Trustee shall vote the combined fractional shares of Bowater Incorporated common stock allocated to the Account balances of Participants to reflect the directions of the Participants to whom such fractional shares of Bowater Incorporated common stock are allocated.

         (c) Neither the Trustee nor the Plan Administrator nor any other Fiduciary may make any recommendation to the Participants regarding the manner of exercising any voting rights, including whether or not such rights should be exercised.

         14.2 RIGHTS OTHER THAN VOTING RIGHTS. Each Participant shall be entitled to direct the Trustee, in the form and manner prescribed by the Plan Administrator, with respect to the exercise of rights, other than voting rights, attributable to his interest in the shares of Bowater Incorporated common stock allocated to his Accounts.


                                    *   *   *


         IN WITNESS WHEREOF, Great Northern Paper, Inc. has adopted and executed this Plan effective as of January 1, 1997.


                                       GREAT NORTHERN PAPER, INC.


                                       By: /s/ David G. Maffucci
                                           -----------------------------

                                       Name:   David G. Maffucci
                                             ---------------------------

                                       Title:  Vice President
                                              --------------------------

                                       Date Signed:  November 12, 1998
                                                    --------------------

                                    EXHIBIT A

                        COLLECTIVE BARGAINING AGREEMENTS
                           REFERENCED IN SECTION 1.16


     -----------------------------------------------------------------------
                                                         EFFECTIVE DATE
                  UNION                                   OF COVERAGE
     -----------------------------------------------------------------------

     United Paperworkers                                 January 1, 1992*
      International Union,
      Locals 12, 24, 37, 152
     -----------------------------------------------------------------------

     Trades Union,                                       January 1, 1992*
      Locals 156, 362, 485, 567,
      658, 69, 1612 and 261
     -----------------------------------------------------------------------

     Office & Professional Employees                     January 1, 1992*
      International Union, Local 192
     -----------------------------------------------------------------------

     United Plant Guard Workers                          January 1, 1992*
      of America, Local 549
     -----------------------------------------------------------------------

     Pinkham Lumber Company UPIU,                        July 1, 1996
      Local 1310
     -----------------------------------------------------------------------

     Non-Union, hourly-paid employees                    October 1, 1995
     -----------------------------------------------------------------------

     Pinkham Lumber Company UPGWA,                       June 2, 1997
      Local 549
     -----------------------------------------------------------------------


*The Original Effective Date of the Plan.

                             APPLICABLE ANNUAL LIMIT

         The Annual Limit on GNP Matching Contributions Applicable to the following groups of Employees in the following Plan Years is as set forth in the appropriate column opposite the group's collective bargaining unit (or other designation):

              Applicable Annual Limit on GNP Matching Contributions
                        with respect to Plan Year ending:


               UNION/
         OTHER DESIGNATION                  12/31/97*                  12/31/98                  12/31/99
         -----------------                  --------                   --------                  --------

         UPIU, Locals 12, 24,               $1,000.00
          37, 152


         Trades, Locals                     $1,000.00
          156, 362, 485, 567
          658, 69, 1612 and 261


         OPEIU, Local 192                   $1,000.00


         UPGWA, Local 549                   $1,000.00


         UPIU, Local 1310                   No Match                   $500.00
         Pinkham Lumber Co.                                       (effective 3/1/98)


         Non-Union, Hourly Paid             $  800.00
          Employees


         UPGWA, Local 549                   No Match                   No Match                  $500.00
          Pinkham Lumber Co.                                                               (effective 3/1/99)


         * and each year thereafter unless a subsequent change is shown.

                             FIRST AMENDMENT TO THE
              GREAT NORTHERN PAPER, INC. HOURLY 401(K) SAVINGS PLAN
                (AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1997)



         WHEREAS, Bowater Incorporated. (the "Company") sponsors the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (Amended and Restated, Effective January 1, 1997) (the "Plan") for the benefit of eligible employees of Great Northern Paper, Inc. ("GNP"), a wholly-owned subsidiary of the Company, and has reserved the right to amend the Plan;

         WHEREAS, pursuant to an agreement dated as of May 18, 1999, the Company has agreed to sell its entire interest in GNP to Inexcon Maine, Inc;

         WHEREAS, the Company desires to amend the Plan to provide that as of the Closing Date, (1) GNP will replace the Company as Plan sponsor, (2) GNP shall have full responsibility with respect to the administration of the Plan, and (3) new investments in Company stock shall not be permitted.

         NOW, THEREFORE, the Company hereby amends the Plan, effective as of the date the sale of all the stock of GNP by the Company is consummated, in the following respects,

1.       The introductory paragraph of the Plan is amended to read as follows:

         "GREAT NORTHERN PAPER, INC., a corporation organized and existing under the laws of the State of Delaware, on its behalf and on behalf of each other Employer, hereby amends and restates the Great Northern Paper, Inc. Hourly 401(k) Savings Plan (originally effective January 1, 1992) in the form of this restated Plan, effective January 1, 1997 (the "Effective Date"). This Plan is established for the benefit of Eligible Employees who worked for, or who continued to work for, an Employer on or after January 1, 1997. The rights to benefits of Eligible Employees who terminated employment with the Employer before January 1, 1997 shall be determined in accordance with the Plan document then in effect."

2.       Section 1.2(b) is amended to read as follows:

                  (b) For Plan Years before January 1, 2000, the term `Actual Contribution Percentage' means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios (`Actual Contribution Ratios'), calculated separately for each Eligible Employee in each such group, of
         (i) the sum of the GNP Matching Contributions, After-Tax Contributions and Employer contributions to permit investment in the common stock of Bowater Incorporated under Section 4.1(a) made on his behalf to (ii) his `compensation' (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year. For Plan Years beginning on or after January, 1, 2000, the term `Actual Contribution Percentage' means as to all Highly Compensated Eligible Employees and all Lower Paid Eligible Employees for the applicable Plan Year, the average of the ratios (`Actual Contribution Ratios'), calculated separately for each Eligible Employee in each such group, of (i) the sum of the GNP Matching Contributions and After-Tax Contributions to (ii) his `compensation' (as defined in Section 414(s) of the Code, as determined by the Plan Administrator) for such Plan Year."

3. New Section 1.13 is added to the Plan to read as follows, and subsequent sections of Section 1 are renumbered accordingly:

                  "1.13 CLOSING DATE. Closing Date means the date on which the sale of all of the stock of Great Northern Paper, Inc. by Bowater Incorporated is consummated."

4.       Section 1.22 (as renumbered) is amended to read as follows:

                  "1.22 EMPLOYER. Employer means GNP and each Affiliate which the Plan Sponsor designates in writing as such from time to time and which adopts the Plan."

5.       Section 1.42 (as renumbered) is amended to read as follows:

                  "1.42 PLAN SPONSOR. Plan Sponsor means Great Northern Paper, Inc., a Delaware corporation, and any successor to such corporation."

6.       Section 1.48 (as renumbered) is amended to read as follows:

                  "1.48 TRUST AGREEMENT. Trust Agreement means the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and any successor thereto."

7.       Section 1.50 (as renumbered) is amended to read as follows:

                  "1.50 TRUSTEE. Trustee means Fidelity Management Trust Company, as Trustee under the Master Trust Agreement between Bowater Incorporated and Fidelity Management Trust Company dated as of July 1, 1994, and any successor thereto."

8.       Section 3.5(a)(i) is amended to read as follows:

        "(i) For Plan Years before January 1, 2000, the term `annual additions' shall mean the sum of:

                  (A) Employer contributions, Employer contributions to permit investments in common stock of Bowater Incorporated under Section 4.1(a) and forfeitures allocated to the Participant's Accounts under Section 3.2; and

                  (B) Before-Tax Contributions and After-Tax Contributions allocated to the Participant's Accounts under Sections 3.1 and 3.3.

                  For Plan Years beginning on or after January 1, 2000, the term "annual additions" shall mean the sum of:

                  (A) Employer contributions and forfeitures allocated to the Participant's Accounts under Section 3.2; and

                  (B) Before-Tax Contributions and After-Tax Contributions allocated to the Participant's Accounts under Sections 3.1 and 3.3."

9.       Section 4.1(a) is amended to read as follows:

         "(a) The Bowater Incorporated Stock Fund. This fund invests primarily in shares of Bowater Incorporated common stock. However, a small percentage of the fund is invested in money market instruments to facilitate daily cash transactions. Cash dividends received on shares of Bowater Incorporated stock held by this fund will be automatically reinvested in the fund (subject to the fund's cash requirements). Accounts in this fund shall segregate, separately account for and respectively consist of shares of Bowater Incorporated stock attributable to Employer contributions and Participant contributions. All Participant contributions initially invested directly in this fund pursuant to Sections 4.2(a) and (b) shall be treated at 95% of market value, with the Employer making the necessary contributions to effect allocations at full fair market value. Notwithstanding the foregoing, from and after the Closing Date, no new Employer contributions or Participant contributions shall be permitted to be invested in Bowater Incorporated common stock."

10.      Section 4.2(d) is amended to read as follows:

         "(d) A Participant may, by giving prior Appropriate Notice, elect to transfer all, or part (specified as a dollar amount or a percentage of the existing balance) of his Account in any Investment Fund to another Investment Fund. Such transfer shall be effective as soon thereafter as practicable. Notwithstanding any provision of the Plan to the contrary, from and after the Closing Date, no transfer may be made into the Bowater Incorporated Stock Fund."

11.      Section 5.7(a)(i) of the Plan is amended to read as follows:

                           (i) for all Participants, by a lump sum payment in cash or, for that portion of an Account invested in an Investment Fund of common stock Bowater Incorporated, in shares of common stock plus cash equal to the fair market value of any fractional share of common stock; or

12.      Section 6 is amended to read as follows:

         "The following parties are Fiduciaries of the Plan:

                  (i)      The Plan Sponsor;

                  (ii)     The Trustee; and

                  (iii) Any committee or individual appointed by the Plan Sponsor as Plan Administrator or to whom discretionary administrative authority or responsibility with respect to the Plan has been delegated by the Plan Sponsor."

13.      Section 7.1 is amended to read as follows:

         "7.1     ADMINISTRATION BY FIDUCIARIES.

                  (a) The Plan Administrator shall be the Named Fiduciary. If a Plan Administrator has not been appointed, or ceases for any reason to serve, the Plan Sponsor shall function as the Plan Administrator until a Plan Administrator (or successor, as appropriate) is appointed.

                  (b) The responsibilities of each Fiduciary may be specified by the Plan Sponsor in writing. If no such delegation is made by the Plan Sponsor, the Fiduciaries may allocate responsibilities among themselves in writing and notify the Plan Sponsor that they have done so, specifying in such notification the responsibilities of each Fiduciary. If the Fiduciaries provide a copy of such notification to the Trustee, the Trustee shall thereafter (until such time as the Plan Sponsor, or the Fiduciaries deliver to the Trustee a written revocation if such allocation) accept and be justified in relying upon any documents executed by the appropriate Fiduciary pursuant to the allocation of responsibilities disclosed in such notification.

                  (c) Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are assigned to such Fiduciary under the Plan, delegated to the Fiduciary by action of the Plan Sponsor, or allocated to the Fiduciary by written allocation among the Fiduciaries pursuant to paragraph (b), above."

14.      Section 7.7(a) is amended to read as follows:

                  "7.7     INDIVIDUAL INDEMNIFICATION.



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
                  (a) To the extent permissible under ERISA, the Plan Sponsor shall indemnify each member of the Board, each member of any committee established by or at the direction of the Plan Sponsor or its designee, and the Plan Administrator or any of its delegates, against costs, expenses and liabilities, including attorney's fees, incurred in connection with any action, suit or proceeding instituted against them or any one of them because of any act or omission performed by them or any one of them as a director, committee member or Plan Administrator, or designee or delegate thereof, as the case may be, while acting in good faith and exercising his judgment for the best interest of the Plan."

                                    *   *   *

         IN WITNESS WHEREOF, the undersigned duly authorized officer of Bowater Incorporated has executed this First Amendment as of the 9 day of August, 1999.

                                    BOWATER INCORPORATED


                                    By:    /s/ Anthony H. Barash
                                         -----------------------
                                    Name:  Anthony H. Barash
                                    Title: Sr. Vice President, Corporate Affairs
                                           -------------------------------------
                                             and General Counsel
                                             -------------------
                                    Date signed: 8-9-99
                                                 ------








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